EXECUTION COPY














                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                               DRAKA HOLDING N.V.,

                         INTERNATIONAL WIRE GROUP, INC.

                                       AND

                             WIRE TECHNOLOGIES, INC.





                            Dated as of June 28, 2006











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                                TABLE OF CONTENTS

                                                                      PAGE


                                        i

ARTICLE I      DEFINITIONS.............................................1

      1.1   Certain Definitions........................................1

      1.2   Other Definitional and Interpretive Matters................8

ARTICLE II     SALE AND PURCHASE OF SHARES.............................9

      2.1   Sale and Purchase of Shares................................9

      2.2   Copper Consignment.........................................9

ARTICLE III    PURCHASE PRICE.........................................10

      3.1   Purchase Price............................................10

      3.2   Payment of Purchase Price.................................10

      3.3   Purchase Price Adjustment.................................10

ARTICLE IV     CLOSING................................................12

      4.1   Closing Date..............................................12

      4.2   Termination...............................................13

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF THE SELLER PARENT AND
               THE SELLER.............................................13

      5.1   Organization and Good Standing............................13

      5.2   Authorization of Agreement................................13

      5.3   Conflicts; Consents of Third Parties......................14

      5.4   Capitalization............................................14

      5.5   Subsidiaries..............................................15

      5.6   Books and Records.........................................15

      5.7   Financial Statements......................................15

      5.8   No Undisclosed Liabilities................................15

      5.9   Absence of Certain Developments...........................16

      5.10  Taxes.....................................................17

      5.11  Inventory.................................................17

      5.12  Receivables...............................................17

      5.13  Real Property.............................................17

      5.14  Tangible Personal Property................................18

      5.15  Intellectual Property.....................................18

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                                TABLE OF CONTENTS
                                  (continued)

                                                                     PAGE

      5.16  Material Contracts........................................19

      5.17  Employee Benefits Plans...................................20

      5.18  Labor.....................................................21

      5.19  Litigation................................................21

      5.20  Compliance with Laws; Permits.............................21

      5.21  Environmental Matters.....................................22

      5.22  Financial Advisors........................................22

      5.23  Insurance.................................................22

      5.24  Corrupt Practices.........................................23

      5.25  Minute Books..............................................23

      5.26  Product Liability; Product Warranty.......................23

      5.27  No Other Representations or Warranties; Schedules.........23

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........24

      6.1   Organization and Good Standing............................24

      6.2   Authorization of Agreement................................24

      6.3   Conflicts; Consents of Third Parties......................24

      6.4   Litigation................................................25

      6.5   Investment Intention......................................25

      6.6   Financial Advisors........................................25

      6.7   Financial Capability......................................25

      6.8   Condition of the Business.................................25

ARTICLE VII    COVENANTS..............................................26

      7.1   Conduct of the Business Pending the Closing...............26

      7.2   Non-Company Contracts.....................................27

      7.3   Preservation of Records...................................27

      7.4   Publicity.................................................28

      7.5   Use of Name...............................................28

      7.6   Competition; Confidentiality..............................29

      7.7   Intercompany Accounts.....................................30

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                                TABLE OF CONTENTS
                                  (continued)

                                                                     PAGE

      7.8   Post-Closing Deliverables.................................30

ARTICLE VIII   CONDITIONS TO CLOSING..................................31

      8.1   Conditions Precedent to Obligations of the Purchaser......31

      8.2   Conditions Precedent to Obligations of the Seller Parent
            and the Seller............................................32

      8.3   Frustration of Closing Conditions.........................33

ARTICLE IX     INDEMNIFICATION........................................33

      9.1   Survival of Representations, Warranties and Covenants.....33

      9.2   Indemnification by the Seller Parent and the Seller.......33

      9.3   Indemnification by the Purchaser..........................34

      9.4   Indemnification Procedures................................35

      9.5   Certain Limitations on Indemnification....................36

      9.6   Calculation of Losses.....................................37

      9.7   Tax Treatment of Indemnity Payments.......................37

      9.8   Exclusive Remedy..........................................37

ARTICLE X      TAX MATTERS............................................38

      10.1  Tax Indemnification.......................................38

      10.2  Refunds...................................................40

      10.3  Disputes..................................................40

      10.4  Payment of Sales, Use or Similar Taxes....................41

      10.5  Tax Treatment of Indemnity Payments.......................41

      10.6  Exclusivity...............................................41

ARTICLE XI     MISCELLANEOUS..........................................41

      11.1  Expenses..................................................41

      11.2  Jurisdiction; Consent to Service of Process...............41

      11.3  Entire Agreement; Amendments and Waivers..................42

      11.4  Governing Law.............................................43

      11.5  Notices...................................................43

      11.6  Severability..............................................44

      11.7  Binding Effect; Assignment................................44

                                TABLE OF CONTENTS
                                  (continued)

                                                                     PAGE
      11.8  Non-Recourse..............................................44

      11.9  Counterparts..............................................44

      11.10 Further Assurances........................................44

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SCHEDULES

Schedule 1.1(a)         Knowledge of the Seller
Schedule 3.3(a)(i)      Agreed Principles
Schedule 3.3(a)(ii)     Vendors
Schedule 5.3(a)         Conflicts
Schedule 5.3(b)         Consents
Schedule 5.4(a)         Stock Ownership
Schedule 5.4(b)         Capitalization
Schedule 5.4(c)         Liens
Schedule 5.6            Directors and Officers
Schedule 5.7            Financial Statements
Schedule 5.9            Absence of Certain Changes
Schedule 5.11           Inventory
Schedule 5.12           Receivables
Schedule 5.13           Real Property
Schedule 5.14           Tangible Personal Property
Schedule 5.15(a)        Registered Intellectual Property
Schedule 5.15(b)        Intellectual Property Exceptions
Schedule 5.16(a)        Material Contracts
Schedule 5.16(b)(i)     Change of Control
Schedule 5.16(b)(ii)    Contract Exceptions
Schedule 5.17(a)        Employee Benefit Plans
Schedule 5.17(b)        Unfunded Pension Liabilities
Schedule 5.17(c)        Acceleration of Benefits
Schedule 5.18(a)        Labor and Collective Bargaining Agreements
Schedule 5.18(b)        Labor
Schedule 5.19           Litigation
Schedule 5.21           Environmental Matters
Schedule 5.22           Financial Advisors
Schedule 5.23           Insurance
Schedule 5.24           Corrupt Practices
Schedule 5.25           Product Liability; Product Warranty
Schedule 6.3(a)         No Conflicts
Schedule 7.1            Conduct of Business

                            STOCK PURCHASE AGREEMENT

            This STOCK PURCHASE AGREEMENT, (the "Agreement"), dated as of June 28, 2006, by and among Draka Holding N.V., a public limited company existing under the laws of The Netherlands ("Purchaser"), International Wire Group, Inc., a Delaware corporation (the "Seller Parent"), and Wire Technologies, Inc., an Indiana corporation (the "Seller").

                             W I T N E S S E T H:

            WHEREAS, the Seller is the beneficial owner, in its own name or in the names of nominee directors, of an aggregate of 196,844,000 shares (the "Common Shares") of common stock, P1 par value per share (the "Common Stock") and 3,156,000 shares (the "Preferred Shares", together with the Common Shares, the "Shares") of preferred stock, P18 par value per share (the "Preferred Stock") of IWG-Philippines, Incorporated, a corporation organized under the laws of the Philippines (the "Company"), which constitute all of the issued and outstanding shares of capital stock of the Company;

            WHEREAS, the Seller desires to sell to the Purchaser, and the Purchaser desires to purchase from the Seller, the Shares for the purchase price and upon the terms and conditions hereinafter set forth; and

            WHEREAS, certain terms used in this Agreement are defined in Section 1.1;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            1.1   Certain Definitions.

            (a) For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

            "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise.

            "Agreed Principles" shall have the meaning set forth in Section 3.3(a).

            "Agreement" shall have the meaning set forth in the Recitals.

            "Ancillary Agreement" shall have the meaning set forth in Section
6.2.

            "Average Copper Price" shall have the meaning set forth in Section 2.2(b).

            "Balance Sheet" shall have the meaning set forth in Section 5.7.

            "Balance Sheet Date" shall have the meaning set forth in Section
5.7.

            "BIR" means the Philippine Bureau of Internal Revenue.

            "Business Day" means any day of the year on which national banking institutions in New York, United States are open to the public for conducting business and are not required or authorized to close.

            "Cap" shall have the meaning set forth in Section 9.5(a)(iii).

            "Closing" shall have the meaning set forth in Section 4.1.

            "Closing Date" shall have the meaning set forth in Section 4.1.

            "Closing Statement" shall have the meaning set forth in Section 3.3(a).

             "Closing Working Capital" shall have the meaning set forth in
Section 3.3(b).

            "COMEX" means the COMEX division of the New York Mercantile
Exchange.

            "Common Stock" shall have the meaning set forth in the Recitals.

            "Company" shall have the meaning set forth in the Recitals.

            "Company Benefit Plan" shall have the meaning set forth in Section 5.17(a).

            "Company Property" shall have the meaning set forth in Section 5.13.

            "Confidentiality Agreement" means the confidentiality letter agreement, dated June 30, 2004, between Draka Deutschland Gmbh and Seller Parent, as amended by that letter agreement, dated May 24, 2006, between the Purchaser and the Seller.

            "Consigned Copper" shall have the meaning set forth in Section
2.2(a).

            "Consignment Purchase Price" shall have the meaning set forth in
Section 2.2(b).

            "Contract" means any written contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, or license.

            "Copper Price" means the daily first position COMEX HG settlement price for copper per pound plus the Rod Premium.

            "Copyrights" shall have the meaning set forth in the definition of "Intellectual Property."

            "Deductible" shall have the meaning set forth in Section 9.5(a)(ii).

            "Environmental Law" means any applicable Law or Order currently in effect relating to the protection or restoration of the environment or natural resources, including those that govern the use, management, transportation, storage, disposal or release of materials that are hazardous to the environment, occupational exposure to such hazardous materials, and Presidential Decree No. 1586.

            "Environmental Permits" shall have the meaning set forth in Section 5.21(a).

            "Excluded Matter" shall have the meaning set forth in the definition of "Material Adverse Effect".

            "Final Closing Working Capital" shall have the meaning set forth in
Section 3.3(c).

            "Financial Statements" shall have the meaning set forth in Section 5.7.

            "GAAP" means generally accepted accounting principles in the Philippines as of the date hereof.

            "Governmental Body" means any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, national, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private).

            "Hazardous Material" means any substance, material or waste which is regulated by any Governmental Body under Environmental Laws as "hazardous", "toxic", "pollutant", "contaminant" or words of similar meaning, including petroleum and its by-products, asbestos and asbestos-containing materials and polychlorinated biphenyls.

            "Indebtedness" of any Person means, without duplication, (i) the principal of and, accreted value and accrued and unpaid interest in respect of
(A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities); (iii) all obligations of the type referred to in clauses (i) through (ii) of any Persons the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise; and (iv) all obligations of the type referred to in clauses (i) through (iii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person).

            "Indemnification Claim" shall have the meaning set forth in Section 9.5(b).

             "Independent Accountant" shall have the meaning set forth in
Section 3.3(c)

            "Intellectual Property" means all intellectual property rights used by the Company arising from or in respect of the following: (i) all patents and applications therefor, including continuations, divisionals, continuations-in-part, or reissues of patent applications and patents issuing thereon (collectively, "Patents"), (ii) all trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names and corporate names, together with the goodwill associated with any of the foregoing, and all applications, registrations and renewals thereof, (collectively, "Marks"), (iii) copyrights and registrations and applications therefor, works of authorship and mask work rights (collectively, "Copyrights") and (iv) all Software and Technology of the Company.

            "Knowledge of the Seller Parent" means the actual knowledge of those Persons identified on Schedule 1.1(a).

            "Law" means any foreign, federal, national, state, local law (including common law), statute, code, ordinance, rule or regulation.

            "Legal Proceeding" means any judicial, administrative or arbitral actions, suits or proceedings (public or private) by or before a Governmental Body.

            "Liability" means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due) and including all costs and expenses relating thereto.

            "Lien" means any lien, encumbrance, pledge, mortgage, deed of trust, security interest, claim, lease, charge, option, right of first refusal, easement, servitude or transfer restriction.

            "Loss" shall have the meaning set forth in Section 8.2(a).

            "Marks" shall have the meaning set forth in the definition of "Intellectual Property."

            "Material Adverse Effect" means a material adverse effect on (i) the business, assets, properties, results of operations or financial condition of the Company or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement, other than an effect resulting from an Excluded Matter. "Excluded Matter" means any one or more of the following: (i) the effect of any change in the United States, Philippines or foreign economies or securities or financial markets in general; (ii) the effect of any change that generally affects any industry in which the Company operates; (iii) the effect of any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof; (iv) the effect of any action taken by the Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to the Company; (v) the effect of any changes in applicable Laws or accounting rules; (vi) the failure of the Company to meet any of its internal projections (but not excluding any effect that gave rise to, contributed to or caused such failure to meet any such projections); or (vii) any effect resulting from the public announcement of this Agreement, provided, however, that in the case of clauses (i), (ii), (iii) and
(v), it does not have a materially disproportionate effect on the Company.

            "Material Contract" shall have the meaning set forth in Section 5.16(a).

            "Non-Company Contracts" shall have the meaning set forth in Section 7.2.

            "Order" means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

            "Ordinary Course of Business" means the ordinary and usual course of normal day-to-day operations of the Company.

            "Owned Property" shall have the meaning set forth in Section 5.13.

            "Patents" shall have the meaning set forth in the definition of "Intellectual Property."

            "Permits" means any approvals, authorizations, consents, licenses, permits, registrations or certificates of a Governmental Body.

            "Permitted Exceptions" means (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance; (ii) statutory Liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings; (iii) mechanics', carriers', workers', repairers' and similar Liens arising or incurred in the Ordinary Course of Business; (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Body; (v) title of a lessor under a capital or operating lease; and (vi) such other imperfections in title, charges, easements, restrictions and encumbrances which would not result in a Material Adverse Effect.

            "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

            "Personal Property Leases" shall have the meaning set forth in
Section 5.14.

            "Preferred Shares" shall have the meaning set forth in the Recitals.

            "Preferred Stock" shall have the meaning set forth in the Recitals.

            "Purchase Price" shall have the meaning set forth in Section 3.1.

            "Purchaser" shall have the meaning set forth in the Recitals.

            "Purchaser Confidential Information" shall have the meaning set forth in Section 7.6(b).

            "Purchaser Documents" shall have the meaning set forth in Section
6.2.

            "Purchaser Indemnified Parties" shall have the meaning set forth in
Section 9.2(a).

            "Real Property Lease" shall have the meaning set forth in Section 5.13.

            "Registered Intellectual Property" shall have the meaning set forth in Section 5.15(a).

            "Rod Premium" means $0.127 per pound of copper.

            "Securities Act" shall have the meaning set forth in Section 6.5.

            "Seller" shall have the meaning set forth in the Recitals.

            "Seller Confidential Information" shall have the meaning set forth in Section 7.6(c).

            "Seller Documents" shall have the meaning set forth in Section 5.2.

            "Seller Indemnified Parties" shall have the meaning set forth in
Section 9.4(a).

            "Seller Parent" shall have the meaning set forth in the Recitals.

            "Seller Parent Marks" shall have the meaning set forth in Section
7.5.

            "Shares" shall have the meaning set forth in the Recitals.

            "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, and (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise.




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


            "SRC" shall have the meaning set forth in Section 6.5.

            "Straddle Period" shall have the meaning set forth in Section
10.1(c).

            "Subsidiary" means any Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by the Company.

            "Survival Period" shall have the meaning set forth in Section 9.1.

            "Tax" or "Taxes" means (i) all national, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever, and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i).

            "Tax Claim" shall have the meaning set forth in Section 10.1(f)(i).

            "Tax Return" means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax, and including, where permitted or required, combined, consolidated or unitary returns for any group of entities that includes Seller or any of their Affiliates.

            "Taxing Authority" means the BIR and any other Governmental Body responsible for the administration of any Tax.

            "Technology" means, collectively, all information, designs, formulae, algorithms, procedures, methods, techniques, ideas, know-how, research and development, technical data, programs, subroutines, tools, materials, specifications, processes, inventions (whether patentable or unpatentable and whether or not reduced to practice), apparatus, creations, improvements, works of authorship and other similar materials, and all recordings, graphs, drawings, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or relate to, or are used by the Company.

            "Trade-Related Intercompany Accounts" shall have the meaning set forth in Section 3.3(a).

            "Transferred Copper" shall have the meaning set forth in Section 2.2(a).

            "Transition Services Agreement" means the Transition Services Agreement, dated as of the Closing Date, between the Seller Parent and the Purchaser.





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

            "Unadjusted Purchase Price" shall have the meaning set forth in
Section 3.1.

            "Working Capital Surplus" shall have the meaning set forth in
Section 3.3(e).

            1.2   Other Definitional and Interpretive Matters.

            (a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

            Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

            Dollars. Any reference in this Agreement to $ shall mean U.S. dollars. All monetary amounts referenced herein shall be, unless otherwise specifically referenced, U.S. dollar mounts.

            Peso. Any reference in this Agreement to P shall mean Philippine pesos.

            Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on one Schedule shall be deemed to have been disclosed on each other Schedule, and all such information shall be deemed to qualify the entire Agreement and not just such section. The Seller Parent or the Seller may, at its option, include in the Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. No disclosure on a Schedule relating to a possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that breach or violation exists or has actually occurred. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

            Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

            Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

            Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

            Including. The word "including" or any variation thereof means (unless the context of its usage otherwise requires) "including, without limitation" and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

            Reflected On or Set Forth In. An item arising with respect to a specific representation or warranty shall be deemed to be "reflected on" or "set forth in" a balance sheet or financial statements, to the extent any such phrase appears in such representation or warranty, if (a) there is a reserve, accrual or other similar item underlying a number on such balance sheet or financial statements that related to the subject matter of such representation, (b) such item is otherwise specifically set forth on the balance sheet or financial statements or (c) such item is reflected on the balance sheet or financial statements and is specifically set forth in the notes thereto.

            (b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.


                                   ARTICLE II

                           SALE AND PURCHASE OF SHARES

            2.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained herein, the Seller sells to the Purchaser, and the Purchaser purchases from the Seller, the Shares.

            2.2   Copper Consignment.

            (a) Immediately prior to the end of business on June 30, 2006, the Company shall transfer title to any copper in its raw material inventory (including goods in transit) in excess of 1,200,000 pounds of copper (such excess, the "Transferred Copper") to the Seller Parent. Not less than 700,000 pounds but not more than 2,000,000 pounds of Transferred Copper shall be held on consignment by the Company from the Seller Parent (the "Consigned Copper"), with the actual amount of such Consigned Copper being based on the physical inventory conducted by the Seller Parent, with Purchaser having the opportunity to have its representatives present, on June 29, 2006 and June 30, 2006 in accordance with the Agreed Principles (as defined in Section 3.3(b)). In the event that there is more than 2,000,000 pounds of Transferred Copper, the Seller Parent shall remove such excess reasonably promptly at its sole cost and expense; provided, however, that the Company shall store such excess copper with the Consigned Copper until the Seller Parent can remove such excess copper. The Company shall store the Consigned Copper in a manner consistent with the

Company's past practice, which shall be physically distinguishable from the copper owned by the Company.

            (b) On or before the sixtieth (60) day following the Closing Date, Purchaser shall pay to the Seller Parent, by wire transfer of immediately available United States funds into accounts designated in writing by the Seller Parent, the product (the "Consignment Purchase Price") of (i) the number of pounds of Consigned Copper at the end of business on the Closing Date times (ii) the Average Copper Price. "Average Copper Price" means the average of the daily closing Copper Price for the month of June 2006. Upon Seller Parent's receipt of the Consignment Purchase Price, title to the Consigned Copper shall transfer to the Company.


                                  ARTICLE III

                                 PURCHASE PRICE

            3.1 Purchase Price. The aggregate consideration for the Shares shall be an amount in cash equal to $30,000,000 (the "Unadjusted Purchase Price"), as adjusted pursuant to Section 3.3 (the "Purchase Price").

            3.2 Payment of Purchase Price. On the Closing Date, the Purchaser shall pay to the Seller the Unadjusted Purchase Price, which shall be paid by wire transfer of immediately available United States funds into accounts designated by the Seller. The Purchase Price shall be paid in New York through accounts of the Purchaser and the Seller in banks located in New York.

            3.3   Purchase Price Adjustment.

            (a) As promptly as practicable, but no later than 45 days after the Closing Date, the Seller shall cause to be prepared and delivered to the Purchaser a closing statement (the "Closing Statement") and a certificate based on such Closing Statement setting forth the Seller's calculation of the Closing Working Capital. The preparation of the Closing Statement shall be for the sole purpose of determining the adjustment in Section 3.3(e). "Closing Working Capital" means the current assets of the Company (excluding intercompany obligations payable to the Company by the Seller Parent, the Seller or their Affiliates) reduced by the current liabilities of the Company (excluding intercompany obligations payable to the Seller Parent, the Seller or their Affiliates by the Company), in each case, as of the end of business on June 30, 2006 and as determined in accordance with the accounting principles set forth on
Schedule 3.3(a)(i) (the "Agreed Principles"). For purposes of clarification, the Closing Working Capital shall not be reduced by the Trade-Related Intercompany Accounts. "Trade-Related Intercompany Accounts" means the sum of (i) all accounts payable of the Seller Parent, the Seller or their Affiliates as of June 30, 2006 for goods purchased, or services received, for or by the Company that is owed to the vendors set forth on Schedule 3.3(a)(ii) (or such other vendors as are reasonably agreed to by the Seller and the Purchaser) and (ii) all accounts payable as of June 30, 2006 incurred for sales of bare wire to the

Company by the Seller Parent, the Seller or their Affiliates, in each case, adjusted for any credits given or returns made with respect thereto.

            (b) If the Purchaser disagrees with the Seller's calculation of the Closing Working Capital pursuant to Section 3.3(a), the Purchaser may, within 45 days after delivery of the Closing Statement, deliver a notice to the Seller stating that the Purchaser disagrees with such calculation and specifying in reasonable detail those items or amounts as to which the Purchaser disagrees and the basis therefor (provided that the Purchaser's disagreement may not be based upon adjustments sought to be made at times other than when such adjustments are customarily made). The Purchaser shall be deemed to have agreed with all other items and amounts contained in the Closing Statement and the calculation of the Closing Working Capital delivered pursuant to Section 3.3(a).

            (c) If a notice of disagreement shall be duly delivered pursuant to Section 3.3(b), the Seller and the Purchaser shall, during the 15 days following such delivery, use their commercially reasonable efforts to reach agreement on the disputed items or amounts in order to determine, as may be required, the amount of the Closing Working Capital. If during such period, the Seller and the Purchaser are unable to reach such agreement, they shall promptly thereafter cause Ernst & Young LLP or such other independent accounting firm, as may be agreed (the "Independent Accountant") to review this Agreement and the disputed items or amounts for the purpose of calculating the Closing Working Capital (it being understood that in making such calculation, the Independent Accountant shall be functioning as an expert and not as an arbitrator). Each of the Purchaser and the Seller agree that it shall not engage, or agree to engage, the Independent Accountant to perform any services other than as the Independent Accountant pursuant hereto until the Closing Statement and Final Closing Working Capital (as defined below) have been finally determined pursuant to this Section 3.3; provided, however, that the Seller Parent and its Subsidiaries may continue to engage Ernst & Young LLP for tax consulting and a special project for scrap sales. Each party agrees to execute, if requested by the Independent Accountant, a reasonable engagement letter. The Purchaser and the Seller shall cooperate with the Independent Accountant and promptly provide all documents and information requested by the Independent Accountant. In making such calculation, the Independent Accountant shall consider only those items or amounts in the Closing Statement and the Seller's calculation of the Closing Working Capital, as to which the Purchaser has disagreed in its notice of disagreement duly delivered pursuant to Section 3.3(b). The Independent Accountant shall deliver to the Seller and the Purchaser, as promptly as practicable (but in any case no later than 30 days from the date of engagement of the Independent Accountant), a report setting forth such calculation. Such report shall be final and binding upon the Seller and the Purchaser, shall be deemed a final arbitration award that is binding on the Purchaser and the Seller, and neither the Purchaser nor the Seller shall seek further recourse to courts or other tribunals, other than to enforce such report. Judgment may be entered to enforce such report in any court of competent jurisdiction. The Independent Accountant will determine the allocation of the cost of its review and report based on the inverse of the percentage its determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Independent Accountant. For example, should the items in dispute total in amount to $1,000 and the Independent Accountant awards $600 in favor of the Seller's position, 60% of the costs of its review would be borne by the Purchaser and 40% of the costs would be borne by the Seller. "Final Closing Working Capital" means the Closing Working Capital (i) as shown in the Seller's calculation delivered pursuant to Section 3.3(a) if no notice of disagreement with respect thereto is duly delivered pursuant to Section 3.3(b); or (ii) if such a notice of disagreement is delivered, (A) as agreed by the Seller and the Purchaser pursuant to Section 3.3(c) or (B) in the absence of such agreement, as shown in the Independent Accountant's calculation delivered pursuant to Section 3.3(c); provided, however, that in no event shall the Final Closing Working Capital be more than the Seller's calculation of the Closing Working Capital delivered pursuant to Section 3.3(a) or less than the Purchaser's calculation of the Closing Working Capital delivered pursuant to Section 3.3(b).

            (d) The Seller and the Purchaser shall, and shall cause their respective representatives to, and after Closing, the Purchaser shall cause the Company and its representatives to, cooperate and assist in the preparation of the Closing Statement and the calculation of the Closing Working Capital and in the conduct of the review referred to in this Section 3.3, including the making available to the extent necessary of books, records, work papers and personnel.

            (e) If the Final Closing Working Capital exceeds $28,200,000 (the amount of such excess, the "Working Capital Surplus"), then the Purchaser shall pay the Seller (i) if the Working Capital Surplus is less than or equal to $1,000,000, the amount equal to fifty percent (50%) of the Working Capital Surplus or (ii) if the Working Capital Surplus is greater than $1,000,000, the amount equal to (A) the Working Capital Surplus minus (B) $500,000, in any case, in the manner and plus interest as provided in Section 3.3(f).

            (f) Any payment pursuant to Section 3.3(e) shall be made at a mutually convenient time and place within five (5) Business Days after the Final Closing Working Capital has been determined by wire transfer by the Purchaser or the Seller, as the case may be, of immediately available funds to the account of such other party as may be designated in writing by such other party. The amount of any payment to be made pursuant to this Section 3.3 shall bear interest from and including the Closing Date to but excluding the date of payment at a rate per annum equal to the rate of interest published from time to time by The Wall Street Journal, Eastern Edition, as the "prime rate" at large U.S. money center banks during the period from the Closing Date to the date of payment. Such interest shall be payable at the same time as the payment to which it relates and shall be calculated daily on the basis of a year of 365 days and the actual number of days elapsed.


                                   ARTICLE IV

                                     CLOSING

            4.1 Closing Date. The closing of the sale and purchase of the Shares provided for in Section 2.1 hereof (the "Closing") shall take place at the offices of Weil, Gotshal & Manges LLP located at 767 Fifth Avenue, New York,

NY 10153 at 10:00 a.m. (New York City time) on July 3, 2006 (the "Closing
Date").

            4.2 Termination. This Agreement shall terminate if the Closing shall not have occurred by the close of business on the Closing Date. In the event that this Agreement is terminated in accordance with Section 4.2, then each of the parties shall be relieved of their duties and obligations arising under this Agreement and such termination shall be without liability to the Purchaser, the Company, the Seller Parent or the Seller; provided, that no such termination shall relieve any party hereto from liability for any willful breach of this Agreement and, provided, further, that the obligations of the parties set forth in Article XI shall survive any such termination and shall be enforceable hereunder.

            The Confidentiality Agreement shall survive any termination of this Agreement and nothing in this Section 4.2 shall relieve the Purchaser of its obligations under the Confidentiality Agreement and the Purchaser agrees that the prohibition in the Confidentiality Agreement restricting the Purchaser's ability to solicit any employee of the Company to join the employ of the Purchaser or any of its Affiliates shall be extended to a period of three years from the date of this Agreement.


                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF THE SELLER PARENT AND THE
                                     SELLER

            The Seller Parent and the Seller hereby represent and warrant to the Purchaser that:

            5.1 Organization and Good Standing. Each of the Seller Parent, the Seller and the Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, the Laws of the State of Indiana and the Laws of the Philippines, respectively, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. The Company is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect.

            5.2 Authorization of Agreement. The Seller Parent and the Seller each has all requisite power and authority to execute and deliver this Agreement and each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by the Seller Parent or the Seller in connection with the consummation of the transactions contemplated by this Agreement (the "Seller Documents"), and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Seller Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Seller Parent and the Seller. This Agreement has been, and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by the Seller Parent and the Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Seller Document when so executed and delivered will constitute, the legal, valid and binding obligations of the Seller Parent and the Seller, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            5.3   Conflicts; Consents of Third Parties.

            (a) Except as set forth on Schedule 5.3(a), none of the execution and delivery by the Seller Parent or the Seller of this Agreement or the Seller Documents, the consummation of the transactions contemplated hereby or thereby, or compliance by the Seller Parent, the Seller or the Company with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws or comparable organizational documents of the Seller Parent, the Seller or the Company; (ii) any Contract or Permit to which the Seller Parent, the Seller or the Company is a party or by which any of the properties or assets of the Company are bound; (iii) any Order of any Governmental Body applicable to the Seller Parent, the Seller or the Company or by which any of the properties or assets of the Company are bound; or (iv) any applicable material Law, other than, in the case of clauses (ii) and (iii), such conflicts, violations, defaults, terminations or cancellations, that would not have a Material Adverse Effect.

            (b) Except as set forth on Schedule 5.3(b), no consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Seller Parent, the Seller or the Company in connection with the execution and delivery of this Agreement or the Seller Documents or the compliance by the Company with any of the provisions hereof or thereof, or the consummation of the transactions contemplated hereby or thereby, except for consents, waivers, approvals, Orders, Permits or authorizations the failure of which to obtain would not have a Material Adverse Effect.

            5.4   Capitalization.

            (a) The authorized capital stock of the Company consists of 196,844,000 shares of Common Stock and 3,156,000 shares of Preferred Stock. As of the date hereof, there are 196,844,000 shares of Common Stock issued and outstanding, 3,156,000 shares of Preferred Stock issued and outstanding and no shares of Common Stock are held by the Company as treasury stock. All of the issued and outstanding shares of Common Stock and Preferred Stock were duly authorized for issuance and are validly issued, fully paid and non-assessable.
Schedule 5.4(a) sets forth a list of all holders of any shares of Common Stock and Preferred Stock, together with the number of shares held by each such holder.

            (b) Except as set forth on Schedule 5.4(b), there is no existing option, warrant, call, right, or Contract of any character to which the Company is a party requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, of any shares of capital stock of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock of the Company. Neither the Seller Parent, the Seller, nor the Company is a party to any voting trust or other Contract with respect to the voting, redemption, sale, transfer or other disposition of the Common Stock of the Company.

            (c) Except as set forth on Schedule 5.4(a), (i) the Seller is the record and beneficial owner of the Shares, free and clear of any and all Liens as of the Closing, other than the Liens set forth on Schedule 5.4(c), which shall be released at Closing and (ii) the Seller has the corporate power and authority to sell, transfer, assign and deliver such Shares as provided in this Agreement, and such delivery will convey to the Purchaser good and marketable title to such Shares, free and clear of any and all Liens.

            5.5   Subsidiaries. The Company has no Subsidiaries.


            5.6 Books and Records. The Company has delivered to the Purchaser true and complete copies of the Articles of Incorporation and Bylaws, each as amended to date, of the Company. The stock transfer books of the Company (which have been made available for inspection by the Purchaser prior to the date hereof) are true and complete. Schedule 5.6 sets forth a true and complete list of the names and titles of the directors and officers of the Company as of the date hereof.

            5.7 Financial Statements. Schedule 5.7 sets forth copies of the audited statutory balance sheets of the Company as at December 31, 2004 and December 31, 2005 and the related audited statutory statements of income and of cash flows of the Company for the years then ended (such audited statements, including the related notes and schedules thereto, are referred to herein as the "Financial Statements"). Except as set forth in the notes thereto and as disclosed in Schedule 5.7, each of the Financial Statements has been prepared in accordance with GAAP consistently applied and presents fairly in all material respects the financial position, results of operations and cash flows of the Company as at the dates and for the periods indicated therein.

            For the purposes hereof, the audited statutory consolidated balance sheet of the Company as at December 31, 2005 is referred to as the "Balance Sheet" and December 31, 2005 is referred to as the "Balance Sheet Date".

            5.8 No Undisclosed Liabilities. The Company has no material Liabilities of any kind that would have been required to be reflected in, reserved against or otherwise described on the Balance Sheet or in the notes thereto in accordance with GAAP and were not so reflected, reserved against or described, other than (i) Liabilities incurred in the Ordinary Course of

Business after the Balance Sheet Date, (ii) Liabilities incurred in connection with the transactions contemplated hereby and (iii) Liabilities that would not have a Material Adverse Effect.

            5.9 Absence of Certain Developments. Except as contemplated by this Agreement or as set forth on Schedule 5.9, since the Balance Sheet Date:

            (a) the Company has conducted its business only in the Ordinary Course of Business;

            (b) there has not been any event, change, occurrence or circumstance that has had or could reasonably be expected to have a Material Adverse Effect;

            (c) other than this Agreement, neither the Seller Parent nor the Seller has sold, transferred, redeemed or encumbered any Shares, and the Company has not sold any shares of capital stock or other equity securities of the Company;

            (d) other than in the Ordinary Course of Business, the Company has not increased the benefits, compensation, bonus or bonus opportunity of any employee, officer or director of the Company;

            (e) the Company has not canceled or compromised any debt or claim or amended, canceled, terminated, relinquished, waived or released any Material Contract or right except in the Ordinary Course of Business;

            (f) the Company has not mortgaged, pledged or subject to any Lien (other than Permitted Exceptions) any of its material assets, nor has any such asset been seized or attached;

            (g) the Company has not acquired any material asset or sold, assigned, transferred, conveyed, leased or otherwise disposed of any material assets of the Company except for such types of assets that are taken into account in the calculation of any adjustment to the purchase price pursuant to
Section 3.3 or the consignment of copper pursuant to Section 2.2;

            (h) the Company has not suffered any damage, destruction or loss of Company Properties that would materially and adversely affect its condition (financial or otherwise) or operations (present or prospective);

            (i) other than this Agreement, neither the Seller Parent nor the Seller has issued, sold or otherwise disposed of, or agreed to issue, sell or otherwise dispose of, any capital stock or any other security of the Company and has not granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company;

            (j) the Company has not paid or obligated itself to pay in excess of $50,000 in the aggregate for any fixed assets; and

            (k)   the Company has not lost any major customer.

            5.10 Taxes. The Company has timely filed all material Tax Returns required to be filed by it, and all Taxes required to be paid by it have either been paid by it or are reflected in accordance with GAAP as a reserve for Taxes on the most recent Financial Statements, and all such returns and reports are correct and complete in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to pay or to have extensions granted that remain in effect individually or in the aggregate have not had and would not reasonably be expected to have a Material Adverse Effect, and the Financial Statements reflect an adequate reserve for all Taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. All material Taxes required to be withheld by the Company have been withheld and have been (or will be) duly and timely paid to the proper taxing authority. No deficiencies for any Taxes have been proposed, asserted or assessed against the Company that are still pending. No requests for waivers of the time to assess any such Taxes have been made that are still pending. The Company is not liable for the Taxes of any other person as a result of any indemnification provision or other contractual obligation. This Section
5.10 represents the sole and exclusive representation and warranty of the Seller Parent and the Seller regarding tax matters.

            5.11 Inventory. The inventories of the Company, whether reflected on the Balance Sheet or subsequently acquired, are in good, usable and marketable condition in the Ordinary Course of Business (subject, in the case of raw materials and work-in-process, to the completion of the manufacturing process). Except as set forth on Schedule 5.11, the inventories of the Company are valued at the lower of cost (on a FIFO basis) or market in accordance with GAAP. Except as set forth on Schedule 5.11, each item of inventory is properly reflected in the books and records. Adequate reserves have been reflected in the Balance Sheet for obsolete, excess, damaged, slow-moving, or otherwise unusable inventory, which reserves were calculated in accordance with GAAP.

            5.12 Receivables. All the accounts receivable of the Company, whether reflected on the Balance Sheet or subsequently created, represents actual obligations incurred from bona fide transactions in the Ordinary Course of Business. To the Knowledge of the Seller Parent, all such accounts receivable are good and collectible at the aggregate recorded amounts thereof, net of any applicable reserve for returns or doubtful accounts. Except as set forth on
Schedule 5.12, the Company has good and valid title to its accounts receivables, free and clear of all Liens other than Permitted Exceptions.

            5.13 Real Property. Schedule 5.13 sets forth a complete list of (i) all real property and interests in real property owned in fee by the Company (individually, an "Owned Property" and collectively, the "Owned Properties"), and (ii) all leases of real property by the Company involving annual payments in excess of $25,000 (individually, a "Real Property Lease" and collectively, the "Real Property Leases" and, together with the Owned Properties, being referred to herein individually as a "Company Property" and collectively as the "Company Properties") as lessee or lessor. The Company has good and valid fee title to all Owned Property, free and clear of all Liens of any nature whatsoever except
(A) Liens set forth on Schedule 5.13 and (B) Permitted Exceptions. The Seller has made available to the Purchaser copies of all (A) Real Property Leases and
(B) all deeds, title reports and policies for the Owned Properties in the possession of the Company. Each Real Property Lease is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The Company has not received any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company under any of the Real Property Leases. The Company has not received any written notice from any Governmental Body asserting any violation or alleged violation of Laws with respect to any Company Property. To the Knowledge of the Seller Parent, the current use by the Company of the plants, offices and other facilities located on Company Properties does not violate any zoning or similar land use regulation of any Governmental Body in any material respect.

            5.14 Tangible Personal Property. Schedule 5.14 sets forth all leases of personal property by the Company ("Personal Property Leases") involving annual payments in excess of $25,000. To the Knowledge of the Seller Parent, the Company has not received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default, by the Company under any of the Personal Property Leases. The facilities, machinery, furniture, office and other equipment of the Company that is used in the Company's business is in good operating condition and repair except for ordinary wear and tear.

            5.15  Intellectual Property.

            (a) Set forth on Schedule 5.15(a) is a true and complete list of all patents, patent applications, registered trademarks and service marks, trademark and service mark applications, copyright registrations and applications, and domain name registrations and applications owned by the Company ("Registered Intellectual Property").

            (b) Except as set forth on Schedule 5.15(b), the Company owns or has a valid license to use all material Intellectual Property used by them in the Ordinary Course of Business, except to the extent the failure to be the owner or the valid licensee would not have a Material Adverse Effect. Except as set forth on Schedule 5.15(b), (i) the material Intellectual Property used by the Company is not the subject of any challenge received by the Company in writing and (ii) the Company has not received any written notice of any default or any event that with notice or lapse of time, or both, would constitute a default under any material Intellectual Property license to which the Company is a party or by which it is bound.

            5.16  Material Contracts.

            (a) Schedule 5.16(a) sets forth all of the following Contracts to which the Company is a party or by which it is bound (collectively, the "Material Contracts"):

            (i) Contracts with the Seller or any current officer or director of the Company (other than Contracts made in the Ordinary Course of Business on terms generally available to similarly situated non-affiliated parties);

            (ii) Contracts with any labor union or association representing any employee of the Company;

            (iii) Contracts for the sale of any of the assets of the Company with a fair market value in excess of $10,000 other than in the Ordinary Course of Business;

            (iv) Contracts relating to any acquisition to be made by the Company of any operating business or the capital stock of any other Person;

            (v) Contracts relating to the incurrence of Indebtedness, or the making of any loans, involving amounts in the aggregate in excess of $50,000;

            (vi) Contracts which involve the expenditure of more than $50,000 in the aggregate or require performance by any party more than six months from the date hereof that, in either case, are not terminable by the Company without penalty on notice of 90 days' or less;

            (vii) Contracts which involve any material license, sublicense, option or other agreement relating in whole or in part to Intellectual Property (including any license or other agreement under which the Company is a licensee or licensor of any Intellectual Property);

            (viii) Contract with or license or Permit by or from any Governmental Body;

            (ix) Contracts which involve currency exchange, interest rate exchange, commodity exchange or other similar agreements;

            (x) Contracts for any joint venture, partnership or similar arrangement;

            (xi) Contracts providing for indemnification of any Person with respect to liabilities relating to any current or former business of the Company (including any predecessor Person of the Company); (xii) powers of attorney granted by the Company (other than powers of attorney given in the Ordinary Course of Business with respect to routine Tax matters); and

            (xiii) Contracts other than as set forth above to which the Company is a party or by which it or any of its assets are bound that is material to the business of the Company or the use or operation of its assets.

            (b) Each Material Contract is valid, binding and in full force and effect and is enforceable in accordance with its terms by the Company, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Except as set forth on Schedule 5.16(b)(i), no Material Contract contains a change of control provision or other similar provision that could result in the breach or termination of such contract upon the consummation contemplated hereby. Except as set forth on Schedule 5.16(b)(ii), neither the Company, nor, to the Knowledge of the Seller Parent, any other party to any Material Contract is in default of any Material Contract (with or without the lapse of time or the giving of notice, or both), except for defaults that would not have a Material Adverse Effect, nor, to the Knowledge of the Seller Parent, has the Company received any written notice of the intention of any party to terminate any Material Contract in breach thereof or accelerate or modify in a manner adverse to the Seller Parent or the Company any of their obligations or rights under any Material Contract. Except as set forth in Schedule 5.16(b)(ii), to the Knowledge of the Seller Parent, the Company has performed all obligations required to be performed by it to date under Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any respect thereunder.

            5.17  Employee Benefits Plans.

            (a) Schedule 5.17(a) lists the material employee benefits granted by the Company under its employee benefits policies, plans, arrangements and programs as well as those granted under applicable Philippine labor Laws for the benefit of any current or former employee of the Company for which the Company could have any Liability contingent or otherwise (each, a "Company Benefit Plan"). A true and complete copy of each Company Benefit Plan has been furnished to the Purchaser, except that with respect to those Company Benefit Plans consisting of employee benefits that have been granted by the Company to its employees as a matter of practice but do not have a written plan, an accurate description of such plan is summarized in the employee handbook made available to the Purchaser or set forth on Schedule 5.17(a). Each Company Benefit Plan has been maintained in compliance with its terms and with the requirements prescribed by any and all labor, employment and Tax Laws that are applicable to such Company Benefit Plan, except for any noncompliance that would not have a Material Adverse Effect.

            (b) All contributions, premiums and benefit payments under or in connection with the Company Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Company Benefit Plans, and where applicable, Philippine labor Laws, have been timely made in all material respects. Except as set forth on Schedule 5.17(b), as of the date hereof, there are no material unfunded liabilities in respect of any Company Benefit Plan.

            (c) Except as set forth on Schedule 5.17(c), the transactions contemplated by this Agreement will not (i) result in any employee or former employee of the Company becoming entitled to any bonus, retirement, severance, job security or similar benefit or (ii) increase any benefits or accelerate the time of payment or vesting of any benefits otherwise payable under any Company Benefit Plan.

            (d) This Section 5.17 represents the sole and exclusive representation and warranty of the Seller Parent and the Seller regarding employee benefit matters.

            5.18  Labor.

            (a) Except as set forth on Schedule 5.18(a), (i) Company is not a party to any labor or collective bargaining agreement and (ii) there is no union-organizing activity involving any employees of the Company pending or, to the Knowledge of the Seller Parent, threatened.

            (b) Except as set forth on Schedule 5.18(b), there are no (i) strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of the Seller Parent, threatened against or involving the Company, or (ii) unfair labor practice charges, grievances or complaints pending or, to the Knowledge of the Seller Parent, threatened by or on behalf of any employee or group of employees of the Company, except in each case as would not have a Material Adverse Effect.

            5.19  Litigation.

            (a) Except as set forth on Schedule 5.19, there are no Legal Proceedings pending or, to the Knowledge of the Seller Parent, Legal Proceeding or investigations threatened against the Company before any Governmental Body that would reasonably be expected to have a Material Adverse Effect. The Company is not subject to any Order of any Governmental Body except to the extent the same would not reasonably be expected to have a Material Adverse Effect.

            (b) There are no Legal Proceedings pending or, to the Knowledge of the Seller Parent, Legal Proceedings or investigations threatened that are reasonably likely to prohibit or restrain the ability of the Seller Parent to enter into this Agreement or consummate the transactions contemplated hereby.

            5.20  Compliance with Laws; Permits.

            (a) The Company is in compliance with all Laws and Orders applicable to its business or operations (including customs, duties, import and export Laws), except where the failure to be in compliance would not have a Material Adverse Effect. The Company has not received any written notice of or been charged with the violation of any Laws or Orders, except where such violation would not have a Material Adverse Effect.

            (b) The Company currently has all Permits which are required for the operation of its business as presently conducted, other than those the failure of which to possess would not have a Material Adverse Effect. The Company is not in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of any Permit to which it is a party, except where such default or violation would not have a Material Adverse Effect.

            5.21 Environmental Matters. The representations and warranties contained in this Section 5.21 are the sole and exclusive representations and warranties of the Seller pertaining or relating to any environmental, health or safety matters, including any arising under any Environmental Laws. Except as set forth on Schedule 5.21 hereto and except in each case as would not have a Material Adverse Effect:

            (a) the operations of the Company are and have for the past three years been in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with any Permits required under all applicable Environmental Laws necessary to operate its business ("Environmental Permits");

            (b) the Company is not subject to any pending Legal Proceedings, or to the Knowledge of the Seller Parent, threatened investigations or Legal Proceeding alleging that the Company may be in violation of any Environmental Law or any Environmental Permit or may have any Liability under any Environmental Law;

            (c) there are no pending Legal Proceedings or, to the Knowledge of the Seller Parent, threatened investigations of or Legal Proceedings against the Company or any currently or previously owned or leased property of the Company under Environmental Laws; and

            (d) there have been no releases of Hazardous Materials at any currently owned or leased real property or, to the Knowledge of the Seller Parent, any other location which could reasonably be expected to result in a Loss to or in a Legal Proceeding against the Company.

            5.22 Financial Advisors. Except as set forth on Schedule 5.22, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Seller Parent or the Company in connection with the transactions contemplated by this Agreement, and no such Person, including those set forth on
Schedule 5.22, is entitled to any fee or commission or like payment from the Purchaser or the Company in respect thereof.

            5.23 Insurance. Schedule 5.23 sets forth a complete and accurate list of all material policies currently maintained by the Company with respect to the business of the Company. All such insurance policies are in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. All premiums due and payable for such insurance policies have been paid (or if installment payments are due, will be paid if incurred prior to the Closing Date) other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies, and no written notice of cancellation or termination has been received with respect to any policy set forth on Schedule 5.23 that has not been replaced on substantially similar terms prior to the date of such cancellation or termination.

            5.24 Corrupt Practices. Except as set forth on Schedule 5.24, since January 1, 2003, (a) neither the Company nor, to the Knowledge of the Seller Parent, any senior manager of the Company, has been convicted of any criminal offense or found guilty of any civil offense, in either case, involving fraud, misrepresentation, dishonesty, breach of fiduciary duty, substantive violation of banking laws, embezzlement or other fraudulent conversion or misappropriation of property, (b) neither the Company nor, to the Knowledge of the Seller Parent, any director, officer, employee, agent or representative thereof nor any person or entity acting on behalf of any of them, has made, offered to make, promised to make, authorized, paid or received any bribes, kickbacks, political contributions, or other similar payments or gifts of money or anything of value, directly or indirectly, to any Person, including any representative of any Governmental Body, in violation of applicable Law, (c) to the Knowledge of the Seller Parent, there is and has never been an investigation relating to the subject matter set forth in clause (b) above, and (d) the Company does not maintain and has not maintained or used any unrecorded fund or asset for any purpose listed in clause (b) above.

            5.25 Minute Books. The Company's minute books contain complete and accurate records of all meetings and other corporate actions of its stockholders and board of directors and committees thereof since January 1, 2001.

            5.26  Product Liability; Product Warranty. Except as set forth on
Schedule 5.26, (a) since January 1, 2003, all products manufactured, merchandised, serviced, distributed, sold or delivered by the Company have been in conformity in all material respects with all applicable contractual product specifications and all express or implied warranties, subject to returns not in excess of one-half of one (0.5%) percent (as a percentage of sales of the Company) per annum, (b) no material Liability exists for replacement thereof or other damages in connection with such sales or deliveries and (c) no products heretofore sold by the Company are now subject to any guarantee or warranty other than the Company's standard terms and conditions of sale.

            5.26 No Other Representations or Warranties; Schedules. Except for the representations and warranties contained in this Article V (as modified by the Schedules hereto), neither the Seller Parent, the Seller nor any other Person makes any other express or implied representation or warranty with respect to the Company or the transactions contemplated by this Agreement, and the Seller Parent and the Seller disclaim any other representations or warranties, whether made by the Company, the Seller Parent, the Seller or any of their respective Affiliates, officers, directors, employees, agents or representatives. Except for the representations and warranties contained in
Article V hereof (as modified by the Schedules hereto), the Seller Parent and the Seller hereby disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement, or information made, communicated, or furnished (orally or in writing) to the Purchaser or its Affiliates or representatives (including any opinion, information, projection, or advice that may have been or may be provided to the Purchaser by any director, officer, employee, agent, consultant, or representative of the Company, the Seller Parent, the Seller or any of their respective Affiliates). The Seller Parent and the Seller make no representations or warranties to the Purchaser regarding the probable success or profitability of the Company. The disclosure of any matter or item in any schedule hereto shall not be deemed to constitute an acknowledgment that any such matter is required to be disclosed.


                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser hereby represents and warrants to the Seller Parent and the Seller that:

            6.1 Organization and Good Standing. The Purchaser is a public limited company duly organized, validly existing and in good standing under the Laws of the Netherlands and has all requisite power and authority to own, lease and operate properties and carry on its business.

            6.2 Authorization of Agreement. The Purchaser has full power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the "Purchaser Documents", together with the Seller Documents, the "Ancillary Agreements"), and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary action on behalf of the Purchaser. This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by the Purchaser, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

            6.3   Conflicts; Consents of Third Parties.

            (a) Except as set forth on Schedule 6.3(a) hereto, none of the execution and delivery by the Purchaser of this Agreement or the Purchaser Documents, the consummation of the transactions contemplated hereby or thereby, or the compliance by the Purchaser with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of incorporation and by-laws of the Purchaser; (ii) any Contract or Permit to which the Purchaser is a party or by which the Purchaser or its properties or assets are bound; (iii) any Order of any Governmental Body applicable to the Purchaser or by which any of the properties or assets of the Purchaser are bound; or (iv) any applicable material Law, except, in the case of clauses (ii) and (iii), such conflicts, violations, defaults, terminations or cancellations, that would not have a material adverse effect on the ability of the Purchaser to consummate the transaction contemplated hereby or by the Purchaser Documents.

            (b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents, the compliance by the Purchaser with any of the provisions hereof or thereof, the consummation of the transactions contemplated hereby or the taking by the Purchaser of any other action contemplated hereby.

            6.4 Litigation. There are no Legal Proceedings pending or, to the knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

            6.5 Investment Intention. The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") and in Section 3(15) of the Securities Regulation Code of the Philippines ("SRC"). The Purchaser understands that the Shares have not been registered under the Securities Act and SRC and cannot be sold unless subsequently registered under the Securities Act and/or SRC or an exemption from such registration is available.

            6.6 Financial Advisors. No Person has acted, directly or indirectly, as a broker, finder or financial advisor for the Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

            6.7 Financial Capability. The Purchaser (i) has sufficient internal funds (without giving effect to any unfunded financing regardless of whether any such financing is committed) available to pay the Purchase Price and any expenses incurred by the Purchaser in connection with the transactions contemplated by this Agreement, (ii) has the resources and capabilities (financial or otherwise) to perform its obligations hereunder, and (iii) has not incurred any obligation, commitment, restriction or Liability of any kind, which would impair or adversely affect such resources and capabilities.

            6.8 Condition of the Business. The Purchaser acknowledges that none of the Company, the Seller Parent, the Seller or any of their respective Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the

Company, the Seller Parent, the Seller, or the transactions contemplated by this Agreement not expressly set forth in this Agreement, and none of the Seller Parent, the Seller, any of their respective Affiliates or any other Person will have or be subject to any Liability to the Purchaser or any other Person resulting from the distribution to the Purchaser or its representatives or the Purchaser's use of, any such information, including any confidential memoranda distributed on behalf of the Company relating to the Company or other publications or data room information provided to the Purchaser or its representatives, or any other document or information in any form provided to the Purchaser or its representatives in connection with the sale of the Company and the transactions contemplated hereby. The Purchaser acknowledges that it has conducted to its satisfaction, its own independent investigation of the condition, operations and business of the Company and, in making its determination to proceed with the transactions contemplated by this Agreement, the Purchaser has relied on the results of its own independent investigation.


                                   ARTICLE VII

                                    COVENANTS

            7.1   Conduct of the Business Pending the Closing.

            (a)   Prior to the Closing, except (I) as set forth on Schedule 7.1,
(II) as required by applicable Law, (III) as otherwise contemplated by this Agreement or (IV) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Seller shall cause the Company to:

            (i) conduct the respective businesses of the Company only in the Ordinary Course of Business; and

            (ii) use its commercially reasonable efforts to (A) preserve the present business operations, organization and goodwill of the Company and
      (B) preserve the present relationships with customers and suppliers of the Company.

            (b) Except (I) as set forth on Schedule 7.1, (II) as required by applicable Law, (III) as otherwise contemplated by this Agreement or (IV) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), the Seller shall cause the Company not to:

            (i)   sell, transfer or encumber any Shares;

            (ii) increase the benefits, compensation, bonus or bonus opportunity of any employee, officer or director of the Company other than in the Ordinary Course of Business;

            (iii) cancel or compromise any debt or claim or amend, cancel, terminate, relinquish, waive or release any Material Contract or right except in the Ordinary Course of Business;

            (iv) mortgage, pledge or subject to any Lien (other than Permitted Exceptions) any of its material assets;

            (v) acquire any material asset or sell, assign, transfer, convey, lease or otherwise dispose of any material assets of the Company except for such assets acquired, sold, assigned, transferred conveyed, leased or otherwise disposed of in the Ordinary Course of Business;

            (vi) other than this Agreement, not issue, sell or otherwise dispose of, any capital stock or any other security of the Company or grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of the Company;

            (vii) obligated itself to pay in excess of $50,000 in the aggregate to purchase any new fixed assets (other than replacements);

            (viii) enter into, modify or terminate any labor or collective bargaining agreement of the Company;

      (ix) enter into or agree to enter into any merger or consolidation with any Person;

            (x) make or rescind any material election relating to Taxes, settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit controversy relating to Taxes, or except as required by applicable law or GAAP, make any material change to any of its methods of accounting or methods of reporting income or deductions for Tax or accounting practice or policy from those employed in the preparation of its most recent Tax Return; or

            (xi)  agree to do anything prohibited by this Section 7.1.

            7.2 Non-Company Contracts. To the extent permitted by applicable Law and the terms of the Contracts with an asterisk on Schedule 5.16(a), and, if not assignable without the consent of a third party, the Contracts with two asterisks on Schedule 5.16(a) (collectively, the "Non-Company Contracts"), the Non-Company Contracts shall be held, as of and from the Closing Date, by the Seller Parent or the Seller, as applicable, in trust for the Purchaser. The Purchaser shall perform, to the extent they pertain to the activities or business of the Company, the obligations under the Non-Company Contracts from and after the Closing Date. Following the Closing, the Purchaser shall use its commercially reasonable efforts to either (A) have each Non-Company Contracts assigned from the Seller Parent and/or the Seller, as applicable, to the Purchaser or the Company (such assignment shall be in the form of the Assignment and Release attached hereto as Exhibit A, with such changes as shall reasonably be acceptable to the Seller) or (B) terminate such Non-Company Contract, release the Seller Parent and/or the Seller, as applicable, from Liability under such Non-Company Contract, and, at the election of the Purchaser, enter into a new Contract.

            7.3 Preservation of Records. The Seller and the Purchaser agree that each of them shall preserve and keep the records held by them or their Affiliates relating to the respective businesses of the Company for a period of seven years from the Closing Date and shall make such records and personnel available to the other as may be reasonably required by such party including in connection with any product liability claims, insurance claims, Legal Proceedings, preparation of financial statements, regulatory filings or Tax returns of the Company or its Affiliates in respect of periods ending on or prior to Closing, or tax audits against or governmental investigations of the Seller or the Purchaser or any of their Affiliates or in order to enable the Seller or the Purchaser to comply with their respective obligations under this Agreement and each other agreement, document or instrument contemplated hereby or thereby. In the event the Seller or the Purchaser wishes to destroy such records after that time, such party shall first give 90 days prior written notice to the other and such other party shall have the right at its option and expense, upon prior written notice given to such party within that 90 day period, to take possession of the records within 180 days after the date of such notice. The Seller shall be entitled, at its sole cost and expense, to make copies of the books and records to which it is entitled to access pursuant to this Section 7.3.

            7.4 Publicity. Neither the Seller Parent, the Seller nor the Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed, unless, in the sole judgment of the Seller Parent, the Seller or the Purchaser, as applicable, disclosure is otherwise required by applicable Law or by the applicable rules of any stock exchange on which the Seller Parent, the Seller or the Purchaser lists securities, provided that, to the extent required by applicable Law, the party intending to make such release shall use its commercially reasonable efforts consistent with such applicable Law to consult with the other party with respect to the timing and content thereof.

            7.5 Use of Name. The Purchaser agrees that it shall have no right to use of the name "International Wire", "IWG" or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto (collectively, the "Seller Parent Marks") and will not at any time hold itself out as having any affiliation with the Seller Parent, the Seller or any of their Affiliates. In furtherance thereof, as promptly as practicable but in no event later than six months following the Closing Date, the Purchaser shall remove, strike over or otherwise obliterate all Seller Parent Marks from all materials including any inventory, products, inventory product specifications, vehicles, business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other materials; provided, however, that the Purchaser shall promptly notify Seller Parent of the lot number (or other applicable product identification information) for any finished good inventory that has a Seller Parent Mark that is subsequently removed, struck or otherwise obliterated; and provided, however, that until six months following the Closing Date, the Purchaser may continue to use or dispose of any inventory, products, inventory product specifications, packaging materials, manuals and other accompanying materials that bear Seller Parent Marks on the Closing Date.

Without limiting the generality of the foregoing, immediately following the Closing, and in no event more than 30 days following the Closing, the Purchaser shall change the name of the Company to Draka Philippines, Incorporated.

            7.6   Competition; Confidentiality.


            (a) For a period from the date hereof until the third (3) year anniversary of the Closing Date, the Seller Parent shall not, and shall cause its Subsidiaries not to, manufacture insulated wire in the Philippines, Thailand, Vietnam or Indonesia or sell insulated wire to customers in the Philippines, Thailand, Vietnam or Indonesia in the automotive and appliance industries. Notwithstanding anything to the contrary, this Section 7.6(a) shall cease to apply to the Seller Parent and/or any of its Subsidiaries upon the sale of more than 50% of the capital stock of the Seller Parent or any such Subsidiary (including by way of merger, stock sale or otherwise) to a Person that is not an Affiliate of the Seller Parent prior to such sale. For the avoidance of doubt, this Section 7.6(a) shall not apply to any Person that is not an Affiliate of the Seller Parent that purchases any assets from the Seller Parent and/or its Subsidiaries.

            (b) For a period from the date hereof until the three (3) year anniversary of the Closing Date, the Seller Parent shall not, and shall cause its Subsidiaries not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized representatives of the Purchaser or its Affiliates or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Purchaser or its Affiliates, any Purchaser Confidential Information (as defined below). The Seller Parent and its Subsidiaries shall not have any obligation to keep confidential any Purchaser Confidential Information if and to the extent disclosure thereof is required by Law or legal process or is necessary for purposes of performing under this Agreement or any Seller Documents or enforcing any rights under this Agreement or any Seller Documents; provided, however, that in the event disclosure is required by Law or legal process, the Seller Parent shall, to the extent reasonably possible, provide the Purchaser with prompt notice of such requirement prior to making any disclosure so that the Purchaser may seek an appropriate protective Order. For purposes of this section, "Purchaser Confidential Information" shall mean any confidential information relating to the Company but does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public or is otherwise in the public domain on the Closing Date, (ii) becomes either generally available to the public or is otherwise in the public domain or is known by the recipient, in any such case other than as a result of a disclosure by a Person not otherwise permissible under any confidentiality agreement with the Purchaser or its Affiliates or (iii) is independently developed by or for the Seller Parent after the Closing Date without the use of or reliance on (directly or indirectly) any Purchaser Confidential Information.

            (c) For a period from the date hereof until the three (3) year anniversary of the Closing Date, the Purchaser shall not, and shall cause its Subsidiaries (including the Company) not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized representatives of the Seller Parent or its Affiliates or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Seller

Parent or its Affiliates, any Seller Confidential Information (as defined below). The Purchaser and its Subsidiaries shall not have any obligation to keep confidential any Seller Confidential Information if and to the extent disclosure thereof is required by Law or legal process or is necessary for purposes of performing under this Agreement or any Purchaser Documents or enforcing any rights under this Agreement or any Purchaser Documents; provided, however, that in the event disclosure is required by Law or legal process, the Purchaser shall, to the extent reasonably possible, provide the Seller Parent with prompt notice of such requirement prior to making any disclosure so that the Seller Parent may seek an appropriate protective Order. For purposes of this section, "Seller Confidential Information" shall mean any confidential information relating to the Seller Parent, the Seller or their respective Subsidiaries (other than the Company) but does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public or is otherwise in the public domain on the Closing Date, (ii) becomes either generally available to the public or is otherwise in the public domain or is known by the recipient, in any such case other than as a result of a disclosure by a Person not otherwise permissible under any confidentiality agreement with the Seller Parent or its Affiliates or (iii) is independently developed by or for the Purchaser after the Closing Date without the use of or reliance on (directly or indirectly) any Seller Confidential Information.

            (d) The covenants and undertakings contained in Section 7.6 relate to matters which are of a special, unique and extraordinary character and a violation of any of the terms of Section 7.6 will cause irreparable injury to the affected party, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of Section 7.6 will be inadequate. Therefore, the affected party will be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction in the event of any breach of
Section 7.6 without the necessity of proving actual damages or posting any bond whatsoever. The rights and remedies provided by Section 7.6 are cumulative and in addition to any other rights and remedies which the affected party may have hereunder or at law or in equity.

            (e) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 7.6 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined by such court to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

            7.7 Intercompany Accounts. Prior to or at the Closing, the Seller Parent, the Seller and the Company shall cause all intercompany obligations payable by the Seller Parent, the Seller or their Affiliates to Company or by the Company to the Seller Parent, the Seller or their Affiliates to be terminated and cancelled in their entirety.

            7.8 Post-Closing Deliverables. The Seller shall take any and all action as soon as practicable to deliver, or cause to be delivered to the

Purchaser (i) the certificates authorizing registration issued by the BIR in favor of the assignment of the respective nominee shares (A) from Joseph Fiamingo to Robert Emmott, (B) from Robert Emmott to the Seller, (C) from the Seller to Rodney Kent, (D) from Clarita Eata to Leticia Cortes and (E) from Joel Malabanjot to Bernardo Reyes, (ii) the certificate authorizing registration issued by the BIR in favor of the assignment from the Seller to the Purchaser and (iii) the stock certificates evidencing the respective nominee share of Leticia Cortes and Bernardo Reyes. The Purchaser shall take any and all action as soon as practicable to deliver, or cause to be delivered to the Seller, evidence of the payment of such Taxes as may be payable by the Purchaser pursuant to Section 10.4. The Seller shall take any and all action as soon as practicable to deliver, or cause to be delivered to the Purchaser, a copy of its Philippines capital gains tax return or, if applicable, the application for tax treaty relief and shall pursue such application.


                                  ARTICLE VIII

                              CONDITIONS TO CLOSING

            8.1 Conditions Precedent to Obligations of the Purchaser. The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by the Purchaser in whole or in part to the extent permitted by applicable Law):

            (a) the representations and warranties of the Seller Parent and the Seller set forth in this Agreement shall be true and correct at and as of the Closing, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties shall be true and correct on and as of such earlier date); provided, however, that in the event of a breach of a representation or warranty, the condition set forth in this Section 8.1(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together result in a Material Adverse Effect, and the Purchaser shall have received a certificate signed by an authorized officer of the Seller Parent, dated the Closing Date, to the foregoing effect;

            (b) the Seller Parent and the Seller shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Purchaser shall have received a certificate signed by an authorized officer of the Seller Parent, dated the Closing Date, to the foregoing effect;

            (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

            (d) the Seller Parent shall have delivered, or caused to be delivered, to the Purchaser a duly executed Assignment in the form of Exhibit B for each of the Contracts listed in Schedule 5.16(a) within two asterisks;

            (e) the Seller Parent shall have delivered, or caused to be delivered, to the Purchaser a duly executed Transition Services Agreement in substantially the form of Exhibit C;

            (f) the Seller Parent shall have delivered, or caused to be delivered, to the Purchaser evidence that all Liens on Schedule 5.4(c) have been released;

            (g) the Seller shall have delivered, or caused to be delivered, to the Purchaser stock certificate(s) representing the Shares (other than three (3) nominee shares held by Leticia Cortes, Bernardo Reyes and Rodney Kent), duly endorsed in blank or accompanied by stock transfer powers;

            (h) the Seller Parent shall have delivered, or caused to be delivered, to the Purchaser a duly executed Irrevocable Proxy in substantially the form of Exhibit D; and

            (i) the Seller Parent shall have delivered, or caused to be delivered, to the Purchaser a duly executed (but not consularized) Deed of Assignment of Shares of Stock in substantially the form of Exhibit E.

            8.2 Conditions Precedent to Obligations of the Seller Parent and the Seller. The obligations of the Seller Parent and the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by the Seller Parent and the Seller in whole or in part to the extent permitted by applicable Law):

            (a) the representations and warranties of the Purchaser set forth in this Agreement qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, at and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties relate to an earlier date (in which case such representations and warranties qualified as to materiality shall be true and correct, and those not so qualified shall be true and correct in all material respects, on and as of such earlier date), and the Seller Parent and the Seller shall have received a certificate signed by an authorized officer of the Purchaser, dated the Closing Date, to the foregoing effect;

            (b) the Purchaser shall have performed and complied in all material respects with all obligations and agreements required by this Agreement to be performed or complied with by the Purchaser on or prior to the Closing Date, and the Seller Parent and the Seller shall have received a certificate signed by an authorized officer of the Purchaser, dated the Closing Date, to the foregoing effect;

            (c) there shall not be in effect any Order by a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby;

            (d) the Purchaser shall have delivered, or caused to be delivered, to the Seller evidence of the wire transfers referred to in Section 3.2;

            (e) the Purchaser shall have delivered, or caused to be delivered, to the Seller Parent a duly executed Assignment in substantially the form of Exhibit B for each of the Contracts listed in Schedule 5.16(a) within two asterisks;

            (f) the Purchaser shall have delivered, or caused to be delivered, to the Seller Parent (i) a duly executed Transition Services Agreement in substantially the form of Exhibit C and (ii) executed an agreement to obtain the necessary licenses from SSA Global Technologies - North America by June 30, 2006; and

            (g) the Purchaser shall have delivered, or caused to be delivered, to the Seller a duly executed Deed of Assignment of Shares of Stock in substantially the form of Exhibit E.

            8.3 Frustration of Closing Conditions. None of the Company, Purchaser, the Seller Parent or the Seller may rely on the failure of any condition set forth in Sections 8.1 or 8.2, as the case may be, if such failure was caused by such party's failure to comply with any provision of this Agreement.


                                   ARTICLE IX

                                 INDEMNIFICATION

            9.1 Survival of Representations, Warranties and Covenants. The representations and warranties of the parties made in this Agreement or in any Ancillary Agreement shall survive and remain in full force and effect for a period of twenty-one (21) months after the Closing Date; provided, however, that the representations and warranties of the Seller Parent and the Seller contained in (i) Section 5.4 (Capitalization), Section 5.10 (Taxes) and Section 5.17 (Employee Benefits Plans) shall survive and remain in effect until the expiration of the applicable statute of limitations and (ii) Section 5.21 (Environmental Matters) shall survive and remain in effect for a period of three
(3) years after the Closing Date (the applicable period, the "Survival Period"), and there shall be no Liability in respect thereof to any Purchaser Indemnified Party or Seller Indemnified Party in respect thereof after the expiration of the Survival Period except as to any matters with respect to which a bona fide written claim shall have been made within the Survival Period, in which event survival shall continue (but only with respect to, and to the extent of, such claim) until such claim shall have been finally resolved. All covenants and agreements, which, by their terms, contemplate performance after the Closing Date, shall survive in accordance with their terms.

            9.2   Indemnification by the Seller Parent and the Seller.

            (a) Subject to Section 9.5 hereof, the Seller Parent and the Seller hereby agree to indemnify and hold the Purchaser, the Company, and their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against any and all losses, liabilities, claims, demands, judgments, damages (excluding incidental and consequential damages, subject to Section 9.6(b)), fines, suits, actions, costs and expenses (individually, a "Loss" and, collectively, "Losses") (other than any Loss relating to Taxes, for which indemnification provisions are set forth in Article X):

            (i) based upon or resulting from the failure of any of the representations or warranties made by the Seller Parent or the Seller in this Agreement or any Seller Document to be true and correct in all respects at and as of the date hereof (it being agreed and acknowledged by the parties that for purposes of the right to indemnification pursuant to this subclause (i) the representations and warranties of the Seller Parent or the Seller contained herein shall not be deemed qualified by any reference therein to materiality or Material Adverse Effect); and

            (ii) based upon or resulting from the breach of any covenant or other agreement on the part of the Seller Parent or the Seller in this Agreement or any Seller Document.

            (b) The Purchaser shall take and shall cause its Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto; provided, however, that no such steps shall be required if they would be detrimental in any material respect to the Purchaser or its Affiliates.

            9.3   Indemnification by the Purchaser.

            (a) Subject to Section 9.5, the Purchaser hereby agrees to indemnify and hold the Seller Parent and the Seller and their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the "Seller Indemnified Parties") harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses (other than any Loss relating to Taxes, for which indemnification provisions are set forth in
Article X):

            (i) based upon or resulting from the failure of any of the representations or warranties made by the Purchaser in this Agreement or any Purchaser Document to be true and correct in all respects at the date hereof (it being agreed and acknowledged by the parties that for purposes of the right to indemnification pursuant to this subclause (i) the representations and warranties of the Purchaser contained herein shall not be deemed qualified by any reference therein to materiality or Material Adverse Effect); and

            (ii) based upon or resulting from the breach of any covenant or other agreement on the part of the Purchaser in this Agreement or any Purchaser Document.

            (b) The Seller Parent and the Seller shall take and cause their Affiliates to take all reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto; provided, however, that no such steps shall be required if they would be detrimental in any material respect to the Seller Parent, the Seller or their Affiliates.

            9.4   Indemnification Procedures.

            (a) A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

            (b) In the event that any Legal Proceedings shall be instituted, or that any claim shall be asserted, by any third party in respect of which payment may be sought under Sections 9.2 and 9.3 hereof (regardless of the limitations set forth in Section 9.5) (an "Indemnification Claim"), the indemnified party shall cause written notice thereof to be forwarded to the indemnifying party promptly after the indemnified party's receipt of notice of commencement of a Legal Proceeding or the assertion of any claim against it. The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party is prejudiced as a result of such failure. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle (subject to the provision below) or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder, it shall within 25 days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so; provided that reasonable attorneys' fees and other Losses incurred by the indemnifying party in connection with such defense, negotiation, settlement or other dealings shall reduce (by the amount thereof) the amount recoverable by the indemnified party under the Cap. If the indemnifying party elects not to defend against, negotiate, settle (subject to the provision below) or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder or does not notify the indemnified party as required in the preceding sentence, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel (plus any appropriate local counsel) for all indemnified parties in connection with any Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Neither the indemnifying party nor the indemnified party shall settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment without the written consent of the other party, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party's willingness to accept the settlement offer and, subject to the applicable limitations of Sections 9.5 and 9.6, pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such Indemnification Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party declined to accept plus the Losses (including reasonable attorneys' fees) of the indemnified party relating to such Indemnification Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses (including reasonable attorneys' fees) of the indemnified party with respect to such Indemnification Claim. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

            (c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

            (d) All Tax Claims (as defined in Section 10.1(f)) shall be governed by Article X.

            9.5   Certain Limitations on Indemnification.

            (a) Notwithstanding the provisions of this Article IX, neither the Seller Parent, the Seller nor the Purchaser shall have any indemnification obligations for Losses under Sections 9.2(a)(i) or 9.3(a)(i):

            (i) for any Losses with respect to any individual breach of a representation or warranty or series of related breaches arising out of substantially similar facts and circumstances if the amount of such Losses does not exceed $10,000;

            (ii) unless and until the total amount of Losses (subject to Section 9.5(a)(i)) exceeds $500,000 (the "Deductible"), and then only to the extent of such excess; provided, however, that the Deductible shall not apply to breaches of representations and warranties of Section 5.4 (Capitalization).

            (iii) for any Losses in excess of $6,000,000 (the "Cap"); provided, however, that the Losses from the breach of the representations and warranties of Section 5.4 (Capitalization) may exceed the Cap but shall not exceed the Purchase Price.

            (b) The Purchaser shall not make any claim for indemnification under Articles IX or X in respect of any matter that is taken into account in the calculation of any adjustment to the Purchase Price pursuant to Section 3.3.

            9.6   Calculation of Losses.

            (a) The amount of any Losses for which indemnification is provided under this Article IX shall be net of any amounts actually recovered or recoverable by the indemnified party under insurance policies or otherwise with respect to such Losses (net of any Tax or expenses incurred in connection with such recovery). The Purchaser shall use its commercially reasonable efforts to recover under insurance policies for any Losses prior to seeking indemnification under this Agreement. The amount of any Losses shall be (i) increased to take account of any net Tax cost incurred by the indemnified party arising from the receipt of indemnity payments hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss. In computing the amount of any such Tax cost or Tax benefit, the indemnified party shall be deemed to recognize all other items of income, gain, loss deduction or credit before recognizing any item arising from the receipt of any indemnity payment hereunder or the incurrence or payment of any indemnified Loss.

            (b) Notwithstanding anything to the contrary elsewhere in this Agreement, no party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of future revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (other than any such damages as may be awarded to a third party).

            9.7 Tax Treatment of Indemnity Payments. The Seller Parent, the Seller and the Purchaser agree to treat any indemnity payment made pursuant to this Article IX as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes unless a final determination with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for income tax purposes.

            9.8 Exclusive Remedy. From and after the Closing, sole and exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement or any Ancillary Agreement, shall be indemnification in accordance with this Article IX and X; provided, however, that this exclusive remedy for damages does not preclude a party from bringing an action for fraud. In furtherance of the foregoing, the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against the Seller Parent, the Seller or the Purchaser, as the case may be, arising under or based upon any Law (including any such Law relating to environmental matters or arising under or based upon any securities Law, common Law or otherwise). Notwithstanding the foregoing, this Section 9.8 shall not operate to interfere with or impede the operation of the provisions of Article III providing for the (i) resolution of certain disputes relating to the Purchase Price between the parties and/or by an Independent Accountant or (ii) limitation of the rights of the parties to seek equitable remedies (including specific performance or injunctive relief).


                                   ARTICLE X

                                   TAX MATTERS

            10.1  Tax Indemnification.

            (a) Subject to Section 10.1(d), the Seller shall be liable for, and shall indemnify the Purchaser Indemnified Parties against and hold them harmless from, (i) all Liability for Taxes of the Company or any affiliated group of which the Company has ever been a member for any taxable period ending on or before the Closing Date, (ii) all Liability for Taxes of the Company for the portion of any Straddle Period ending at the close of business on the Closing Date (determined as provided in Section 10.1(c)), (iii) Taxes arising from the breach of any representation or warranty in Section 5.10, (iv) a breach of any covenant in this Article X and (v) all Liability for reasonable legal fees and expenses attributable to any failure by the Seller to timely pay any item described in subclause (i), (ii), (iii) or (iv) above. Notwithstanding the foregoing, the Seller shall not be liable for, and shall not be required to indemnify the Purchaser Indemnified Parties against any item described in the foregoing clauses to the extent the Purchase Price has been expressly adjusted pursuant to Section 3.3 hereof to account for such items.

            (b) The Purchaser and the Company, jointly and severally, shall indemnify Seller Indemnified Parties and hold them harmless from (i) all Liability for Taxes of the Company for any taxable period ending after the Closing Date that is not a Straddle Period, (ii) all Liabilities for Taxes of the Company for the portion of any Straddle Period beginning after the Closing Date (determined as provided in Section 10.1(c)), (iii) a breach of any covenant in this Article X and (iv) all Liability for reasonable legal fees and expenses attributable to any failure by the Purchaser or the Company to timely pay to the Seller any item described in subclause (i), (ii) or (iii) above.

            (c) The Seller and the Purchaser will, unless prohibited by applicable law, close the taxable period of the Company as of the close of business on the Closing Date. If applicable law does not permit the Company to close its taxable year on the Closing Date or in any case in which a Tax is assessed with respect to a taxable period which includes the Closing Date (but does not begin or end on that day) (a "Straddle Period"), the Taxes, if any, attributable to a Straddle Period shall be allocated (i) to the Seller for the period up to and including the close of business on the Closing Date, and (ii) to the Purchaser for the period subsequent to the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to a Straddle Period shall be made by means of a closing of the books and records of the Company as of the close of the Closing Date, provided that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

            (d) The indemnity obligation of the Seller under Section 10.1(a)(ii) (i.e., Taxes in connection with Straddle Periods) shall initially be effected by its payment to the Purchaser of the excess of (i) the portion of such Taxes apportioned to the Seller pursuant to Section 10.1(c) over (ii) the amount of such Taxes paid by the Seller or any of its Affiliates (other than the Company) at any time plus the amount of such Taxes paid by the Company on or prior to the Closing Date. Such excess initially shall be paid to the Company within the time prescribed by Section 10.1(e). If the amount of such Taxes paid by the Seller or any of its Affiliates (other than the Company) at any time plus the amount of such Taxes paid by the Company on or prior to the Closing Date exceeds the amount of such Taxes apportioned to the Seller pursuant to Section 10.1(c), the Company shall pay to the Seller the amount of such excess within 30 days after the Tax Return with respect to the final Liability for such Taxes is required to be filed. The payments to be made pursuant to this Section 10.1(d) with respect to a Straddle Period shall be appropriately adjusted to reflect any final determination with respect to Straddle Period Taxes.

            (e) The Seller shall cause the Company to timely file all Tax Returns required to be filed by it on or prior to the Closing Date and shall pay or cause to be paid all Taxes shown due thereon. Following the Closing, the Purchaser shall cause to be timely filed all Tax Returns required to be filed by the Company after the Closing Date and, subject to the rights to payment from the Seller under the following sentence, pay or cause to be paid all Taxes shown due thereon. With respect to any Tax Return of the Company attributable to a Straddle Period, no later than ten (10) days prior to the date of filing such Tax Return, the Purchaser shall furnish or cause to be furnished to the Seller a copy of such Tax Return for the Seller's review and approval, such approval not to be unreasonably withheld. Not later than five (5) days prior to the due date for the payment of Taxes on any Tax Returns which the Purchaser has the responsibility to cause to be filed pursuant to the preceding sentence, the Seller shall pay to the Purchaser the amount of Taxes, as reasonably determined by the Purchaser, owed by the Seller pursuant to the provisions of Section 10.1(a).

            (f) For indemnification of any Tax Claim (as defined in Section 10.1(f)(i), the following procedures shall apply, exclusive of the procedures in
Section 9.4:

            (i) If a claim is made by any Taxing Authority, which, if successful, might result in an indemnity payment to any of the Purchaser Indemnified Parties pursuant to Section 10.1(a), the Purchaser shall promptly notify the Seller in writing of such claim (a "Tax Claim").

            (ii) With respect to any Tax Claim (other than a Tax Claim relating solely to Taxes of the Company for a Straddle Period), the Seller shall control all proceedings taken in connection with such Tax Claim (including selection of counsel) and, without limiting the foregoing, may in its sole discretion pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any Taxing Authority with respect thereto, and may, in its sole discretion, either pay the Tax claimed and sue for a refund where applicable Law permits such refund suits or contest the Tax Claim in any permissible manner. The Seller and the Purchaser shall jointly control all proceedings taken in connection with any Tax Claim relating solely to Taxes of the Company for a Straddle Period; provided, however, that (A) the Purchaser and counsel of its own choosing, shall have the right to participate fully in all aspects of the prosecution or defense of such Tax Claim, and (B) neither the Seller nor the Purchaser shall settle any such Tax Claim without prior written consent of the other, such consent not to be unreasonably withheld. Except as otherwise provided in this Agreement, the Purchaser shall control all other proceedings with respect to all other disputes relating to Taxes.

            (iii) The Purchaser and the Company shall cooperate with the Seller in contesting any Tax Claim, such cooperation shall include the retention and (upon the Seller's request) the provision to the Seller of records and information which are reasonably relevant to such Tax Claim, and making employees available on a mutually convenient basis to provide additional information or explanation of any material provided hereunder or to testify at proceedings relating to such Tax Claim.

            (iv) In no case shall any of the Purchaser Indemnified Parties settle or otherwise compromise any Tax Claim which might result in an indemnity payment under Section 10.1(a) without the prior written consent of the Seller.

            10.2 Refunds. The Seller shall be entitled to, and the Purchaser or the Company shall promptly pay to the Seller, any refunds of Taxes received on account of (i) Taxes for which a downwards adjustment to the Purchase Price was made pursuant to Section 3.3, (ii) Taxes for any taxable period ending on or before the Closing Date except to the extent provision for such refunds is made pursuant to Section 3.3, or (iii) Taxes for which the Seller made a payment to any of the Purchaser Indemnified Parties pursuant to Section 10.1(a).

            10.3 Disputes. Any dispute as to any matter covered hereby shall be resolved by an independent accounting firm mutually acceptable to the Seller and the Purchaser. The fees and expenses of such accounting firm shall be borne equally by the Seller, on the one hand, and the Purchaser on the other. If any dispute with respect to a Tax Return is not resolved prior to the due date of such Tax Return, such Tax Return shall be filed in the manner which the party responsible for preparing such Tax Return deems correct provided that such filing shall not otherwise prejudice any rights of any party under this Article X.

            10.4 Payment of Sales, Use or Similar Taxes. All sales, use, transfer, intangible, recordation, documentary stamp or similar Taxes or charges, of any nature whatsoever (which shall not include capital gains taxes or other Taxes imposed on the net income of the Seller), applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Purchaser.

            10.5 Tax Treatment of Indemnity Payments. The Seller and the Purchaser agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes, unless a final determination with respect to the indemnified party or any of its Affiliates causes any such payment not to be treated as an adjustment to the Purchase Price for income tax purposes.

            10.6 Exclusivity. The indemnification provided for in this Article X shall be the sole remedy for any claim in respect of Taxes. In the event of a conflict between the provisions of this Article X, on the one hand, and the provisions of Article IX, on the other, the provisions of this Article X shall control.


                                   ARICLE XI

                                  MISCELLANEOUS

            11.1 Expenses. Except as otherwise provided in this Agreement, each of the Seller Parent, the Seller and the Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

            11.2  Jurisdiction; Consent to Service of Process.

            (a) The Seller Parent and the Seller, on behalf of themselves and the other Seller Indemnified Parties, and the Purchaser, on behalf of itself and the other Purchaser Indemnified Parties, hereby irrevocably submit to the competent personal jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County (and any appellate court from any thereof) over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusion of any other courts situated elsewhere, and the Seller Parent and the Seller, on behalf of themselves and the other Seller Indemnified Parties, and the Purchaser, on behalf of itself and the other Purchaser Indemnified Parties, hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in any such court. The Seller Parent and the Seller, on behalf of themselves and the other Seller Indemnified Parties, and the Purchaser, on behalf of itself and the Purchaser Indemnified Parties, hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Seller Parent and the Seller, on behalf of themselves and the other Seller Indemnified Parties, and the Purchaser, on behalf of itself and the other Purchaser Indemnified Parties, agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

            (b) The Seller Parent and the Seller, on behalf of themselves and the other Seller Indemnified Parties, and the Purchaser, on behalf of itself and the other Purchaser Indemnified Parties, hereby consent to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 11.2.

            (c) THE SELLER PARENT AND THE SELLER, ON BEHALF OF THEMSELVES AND THE OTHER SELLER INDEMNIFIED PARTIES, AND THE PURCHASER, ON BEHALF OF ITSELF AND THE OTHER PURCHASER INDEMNIFIED PARTIES, HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT.

            11.3  Entire Agreement; Amendments and Waivers.

            (a) This Agreement (including the schedules and exhibits hereto), the Transition Services Agreement and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. Notwithstanding anything contained in this Agreement to the contrary, the Purchaser acknowledges and agrees that the Seller Parent and the Seller are not making any representations or warranties whatsoever, express or implied, beyond those expressly given by the Seller Parent and the Seller in Article V (as modified by the Schedules hereto), and the Purchaser acknowledges and agrees that, except for the representations and warranties contained therein, the assets and the business of the Company are being transferred on a "where is" and, as to condition, "as is" basis. Any claims the Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of the Seller Parent and the Seller set forth in Article V (as modified by the Schedules hereto).

            (b) This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

            11.4 Governing Law. This Agreement, the rights and obligations of the parties under this Agreement, and any claim or controversy directly or indirectly based upon or arising out of this Agreement or the transactions contemplated by this Agreement (whether based upon contact, tort or any other theory), including all matters of construction, validity and performance, shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provision that would require the application of the Law of any other jurisdiction.

            11.5 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

            If to the Seller Parent or the Seller, to:

            International Wire Group, Inc.
            12 Masonic Ave.
            Camden, New York 13316
            Facsimile:  315-245-3124
            Attention:  Rodney D. Kent

            With a copy (which shall not constitute notice) to:

            Weil, Gotshal & Manges LLP
            200 Crescent Court, Suite 300
            Dallas, Texas  75201
            Facsimile: 214-746-7777
            Attention: R. Scott Cohen

            If to the Purchaser, to:

            Draka Holding N.V.
            Boorstratt 2, 1021 JZ Amsterdam
            P.O. Box 246, 1000 AE Amsterdam
            The Netherlands
            Facsimile: (31)(20)568-9894
            Attention:  Christian Raskin

            With a copy (which shall not constitute notice) to:

            Allen & Overy LLP
            1221 Avenue of the Americas
            21st Floor
            New York, New York  10020
            Facsimile: 212-610-6399
            Attention: Michael Gilligan

            11.6 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

            11.7 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by the Seller Parent, the Seller or the Purchaser, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void. No assignment of any obligations hereunder shall relieve the parties hereto of any such obligations. Upon any such permitted assignment, the references in this Agreement to the Purchaser shall also apply to any such assignee unless the context otherwise requires.

            11.8 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Seller Parent, the Seller, the Company, the Purchaser or any of their respective Affiliates (other than the Seller Parent, the Seller and the Purchaser) shall have any Liability for any Liabilities of the Seller Parent, the Seller, the Company or the Purchaser under this Agreement of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

            11.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

            11.10 Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise carry out the intent and purposes of this Agreement.

               ** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers, as of the date first written above.

                                    DRAKA HOLDING N.V.



                                    By:   /s/  I. Schulz
                                        --------------------------------
                                          Name:  I. Schulz
                                          Title: Chief Executive Officer



                                    INTERNATIONAL WIRE GROUP, INC.



                                    By:   /s/  Rodney D. Kent
                                        --------------------------------
                                          Name: Rodney D. Kent
                                          Title: Chief Executive Officer



                                    WIRE TECHNOLOGIES, INC.



                                    By:   /s/  Rodney D. Kent
                                        --------------------------------
                                          Name: Rodney D. Kent
                                          Title: Chief Executive Officer

                                    EXHIBIT A

                             ASSIGNMENT AND RELEASE
See attached.

                                    EXHIBIT A

                             ASSIGNMENT AND RELEASE


            ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [___], 2006 (this "Agreement"), among IWG-Philippines, Incorporated, a corporation organized under the laws of the Philippines (the "Company"), International Wire Group, Inc., a Delaware corporation (the "Seller Parent"), and [_______], a [_________] corporation (the "Counterparty").

                             W I T N E S S E T H:

            WHEREAS, Seller Parent's subsidiary, Wire Technologies, Inc., an Indiana corporation (the "Seller"), and [________], a corporation organized under the laws of [________] (the "Purchaser"), are parties to a Stock Purchase Agreement, dated as of [_______], 2006 (the "Purchase Agreement"), providing for, among other things, the sale by the Seller to the Purchaser of the Company;

            WHEREAS, the Seller Parent and Counterparty are parties to a [__________], dated as of [____________] (the "Contract"); and
                                               --------

            WHEREAS, in accordance with the terms of the Purchase Agreement, the Seller and the Purchaser have agreed to enter into this Agreement, providing for
(a) the assignment from the Seller Parent to the Company of all of the Seller Parent's right, title and interest in, under and to the Contract, (b) the acceptance by Company of such assignment and the assumption by Company of all obligations to be performed by the Seller Parent under the Contract and (c) the release by the Counterparty of the Seller Parent's liability under the Contract.

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

            1. Assignment. In accordance with and subject to the terms of the Agreement the Seller Parent hereby sells, assigns, transfers and conveys to the Company all of the Seller Parent's right, title and interest in, under and to the Contract.

            2. Acceptance and Assumption. In accordance with and subject to the terms of the Agreement the Company hereby (a) purchases and accepts the assignment, transfer and conveyance of the Seller Parent's right, title and interests in, under and to the Contract; (b) unconditionally and irrevocably assumes, undertakes and agrees, subject to valid claims and defenses, to pay, satisfy, perform and discharge in full, as and when due, and release and discharge the Seller Parent and its successors and assigns completely and forever from, all obligations and liabilities of any kind arising out of, or required to be performed under, the Contract; and (c) unconditionally and irrevocably assumes, undertakes and agrees to pay, satisfy all obligations under the Contract.

            3. Release. The Counterparty consents to the foregoing assignment and releases the Seller Parent from its liabilities and obligations under the Contract.

            4. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            5. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.

            6. Governing Law. This Agreement, the rights and obligations of the parties under this Agreement, and any claim or controversy directly or indirectly based upon or arising out of this Agreement or the transactions contemplated by this Agreement (whether based upon contact, tort or any other theory), including all matters of construction, validity and performance, shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provision that would require the application of the Law of any other jurisdiction.

            8. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.



                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                    INTERNATIONAL WIRE GROUP, INC.



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------



                                    IWG-PHILIPPINES, INCORPORATED



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------



                                    [COUNTERPARTY]



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------

                                    EXHIBIT B
                                    ---------

                             ASSIGNMENT AND RELEASE
                             ----------------------
See attached.

                                    EXHIBIT B

                             ASSIGNMENT AND RELEASE


            ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of [___], 2006 (this "Agreement"), among IWG-Philippines, Incorporated, a corporation organized under the laws of the Philippines (the "Company"), International Wire Group, Inc., a Delaware corporation (the "Seller Parent"), and Draka Holding N.V., a public limited company existing under the laws of The Netherlands (the "Purchaser").

                             W I T N E S S E T H:

            WHEREAS, Seller Parent, Seller Parent's subsidiary, Wire Technologies, Inc., an Indiana corporation (the "Seller"), and the Purchaser are parties to a Stock Purchase Agreement, dated as of [_______], 2006 (the "Purchase Agreement"), providing for, among other things, the sale by the Seller to the Purchaser of the Company;

            WHEREAS, the Seller Parent and ______ is a party to a [__________], dated as of [____________], and the Seller Parent and ______ is a party to __________], dated as of [____________] (collectively, the "Contracts"); and

            WHEREAS, in accordance with the terms of the Purchase Agreement, the Seller and the Purchaser have agreed to enter into this Agreement, providing for
(a) the assignment from the Seller Parent to the Company of all of the Seller Parent's right, title and interest in, under and to the Contracts, (b) the acceptance by Company of such assignment and the assumption by Company of all obligations to be performed by the Seller Parent under the Contracts from and after the Closing Date and (c) the indemnification of the Seller Parent's by the Purchaser for any breach of the Company's obligations hereunder.

            NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

            1. Assignment. In accordance with and subject to the terms of the Agreement, the Seller Parent hereby sells, assigns, transfers and conveys to the Company all of the Seller Parent's right, title and interest in, under and to the Contracts.

            2. Acceptance and Assumption. In accordance with and subject to the terms of the Agreement the Company hereby (a) purchases and accepts the assignment, transfer and conveyance of the Seller Parent's right, title and interests in, under and to the Contracts; (b) unconditionally and irrevocably assumes, undertakes and agrees, subject to valid claims and defenses, to pay, satisfy, perform and discharge in full, as and when due, and release and discharge the Seller Parent and its successors and assigns completely and forever from, all obligations and liabilities of any kind arising out of, or required to be performed under, the Contracts from and after the Closing Date; and

(c) unconditionally and irrevocably assumes, undertakes and agrees to pay, satisfy all obligations under the Contracts.

            3. Indemnification. Unless and until the Company obtains a release from the counterparty for a Contract, Draka shall indemnify the Seller Parent and its Affiliates from any breach by the Company of its obligations under
Section 2 of this Agreement.

            4. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

            5. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.

            6. Governing Law. This Agreement, the rights and obligations of the parties under this Agreement, and any claim or controversy directly or indirectly based upon or arising out of this Agreement or the transactions contemplated by this Agreement (whether based upon contact, tort or any other theory), including all matters of construction, validity and performance, shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provision that would require the application of the Law of any other jurisdiction.

            8. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

                                    INTERNATIONAL WIRE GROUP, INC.



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------



                                    IWG-PHILIPPINES, INCORPORATED



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------



                                    DRAKA HOLDING N.V.



                                    By:
                                         ---------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                         ---------------------------------------

                                    EXHIBIT C
                                    ---------

                          TRANSITION SERVICES AGREEMENT
                          -----------------------------
See attached.

                          TRANSITION SERVICES AGREEMENT

      This Transition Services Agreement (this "Agreement"), dated as of ________, 2006, is by and between Draka Holding N.V., a public limited company existing under the laws of The Netherlands ("Purchaser") and International Wire Group, Inc., a Delaware corporation (the "Seller Parent").

                                    RECITALS

      WHEREAS, the Purchaser, the Seller Parent and Wire Technologies, Inc., an Indiana corporation (the "Seller") are parties to that certain Stock Purchase Agreement, dated as of June 28, 2006 (the "Purchase Agreement"), pursuant to which, among other things, Purchaser is acquiring IWG-Philippines, Incorporated, a corporation organized under the laws of the Philippines (the "Cebu Company");

      WHEREAS, the Purchaser, Draka Mexico Holding, S.A. de C.V., a sociedad anonima de capital variable organized under the laws of Mexico, the Seller Parent and the Seller are parties to that certain Purchase Agreement, dated as of June 28, 2006, pursuant to which, among other things, Purchaser is acquiring
(i) IWG Services Company, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico ("IWG Services"), (ii) Cables Durango, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico ("Cables Durango"), and (iii) IWG Durango, S. de R.L. de C.V., a sociedad de responsabilidad limitada de capital variable organized under the laws of Mexico ("IWG Durango", together with the Cebu Company, Cables Durango and IWG Services, individually, a "Company", and collectively, the "Companies");

      WHEREAS, the Purchaser desires to obtain from the Seller Parent, on the terms and conditions set forth herein, certain services in connection with the operation of the Companies for the time periods set forth herein, and the Seller Parent is willing to provide to the Companies, on the terms and conditions set forth herein, such services.

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the Seller Parent and the Purchaser hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      Section 1.1 Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Purchase Agreement. As used in this Agreement and the Schedules attached hereto the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

      "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

      "Cables Durango" has the meaning ascribed thereto in the recitals to this Agreement.

      "Company" has the meaning ascribed thereto in the recitals to this Agreement.

      "Confidential Information" shall mean non-public information about the disclosing party's or any of its Affiliates' businesses or activities that is confidential, which shall include, without limitation, all business, financial, technical and other information of the disclosing party or its Affiliates that is marked or designated "confidential" or that by its nature or the circumstances surrounding its disclosure should reasonably be regarded as confidential. Confidential Information includes not only written or other tangible information, but also information transferred orally, visually, electronically or by any other means. Confidential Information shall not include information that (i) is in or enters the public domain without breach of this Agreement, (ii) the receiving party lawfully receives from a third party without restriction on disclosure and, to the receiving party's knowledge, without breach of a nondisclosure obligation, or (iii) is independently developed by the receiving party, without breach of this agreement.

      "Event of Force Majeure" has the meaning ascribed thereto in Section 2.3.

      "Losses" has the meaning ascribed thereto in Section 4.1.

      "IWG Durango" has the meaning ascribed thereto in the recitals to this Agreement.

      "IWG Services" has the meaning ascribed thereto in the recitals to this Agreement.

      "Outsourced Service" has the meaning ascribed thereto in Section 2.2.

      "Purchase Agreement" has the meaning ascribed thereto in the recitals to this Agreement.

      "Purchaser" has the meaning ascribed thereto in the recitals to this Agreement.

      "Seller" has the meaning ascribed thereto in the recitals to this Agreement.

      "Seller Parent" has the meaning ascribed thereto in the recitals to this Agreement.

      "Seller Parent Entities" means the Seller Parent and its Subsidiaries providing Services hereunder and "Seller Parent Entity" shall mean any of the Seller Parent Entities.

      "Seller Parent Indemnified Person" has the meaning ascribed thereto in
Section 4.1.

      "Service Charges" has the meaning ascribed thereto in Section 3.1.

      "Services" has the meaning ascribed thereto in Section 2.1.

      "Term" has the meaning ascribed thereto in Section 5.1.

      Section 1.2 Internal References. References to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                  ARTICLE II.
                          PURCHASE AND SALE OF SERVICES

      Section 2.1 Purchase and Sale of Services.

            (a) On the terms and subject to the conditions of this Agreement and in consideration of the Service Charges and other consideration described below, Seller Parent agrees to provide or cause to be provided to the Companies, during the Term of this Agreement, the services described in Schedule I in a manner and level of service that is at least commercially reasonable and, where applicable, in a manner and relative level of service consistent in all material respects with that provided by the Seller Parent or its Subsidiaries to the Companies prior to the date of this Agreement (the "Services").

            (b) At its option, the Seller Parent may cause any Service it is required to provide hereunder to be provided by any other Seller Parent Entity, provided that such transfer shall not release Seller Parent from its obligations hereunder.

      Section 2.2 Services Performed by Third Parties. With the consent of the Purchaser (such consent not to be unreasonably withheld), the Seller Parent may cause any Service it is required to provide hereunder to be provided by any third party that is providing, or may from time to time provide, the same or similar services for the Seller Parent (an "Outsourced Service"). The Seller Parent shall remain responsible, in accordance with the terms of this Agreement, for the performance of any Service it causes to be provided pursuant to this
Section 2.2.

      Section 2.3 Force Majeure. The Seller Parent shall not be required to provide any Service to the extent the performance of such Service becomes impracticable as a result of a cause or causes outside the reasonable control of the Seller Parent or to the extent the provision of such Service would require the Seller Parent to violate any applicable Law. The Seller Parent shall have no obligation to perform or cause the Services to be performed if its failure to do so is primarily caused by or primarily results from any act of God, governmental action, natural disaster, strike, failure of essential equipment or any other cause or circumstance beyond the control of the Seller Parent or, if applicable, third-party providers of services to the Seller Parent, and such failure to perform continues for more than three (3) consecutive days (each, an "Event of Force Majeure"). The Seller Parent will notify the Purchaser, promptly upon becoming aware thereof, of any Event of Force Majeure affecting the provision of its Services to the Companies. The Seller Parent agrees that following any Event of Force Majeure, the Purchaser shall have no obligation to pay for the Services affected thereby and the Seller Parent will use its commercially reasonable efforts to restore such Services as soon as reasonably practicable.

                                  ARTICLE III.
                                 SERVICE CHARGES

      Section 3.1 Service Charges. The charge for each Service provided to the Companies hereunder directly by the Seller Parent shall be equal to the amount indicated, or determined as set forth, whether as a monthly rate, a per service charge, or otherwise, in Schedule I hereto for such Service (the "Service Charges"). In the event that a Service Charge is not specified in Schedule I hereto for the provision of a Service, the parties hereby acknowledge and agree that they shall negotiate in good faith to determine such Service Charge based on the fully burdened cost actually incurred by the Seller Parent of such Service.

      Section 3.2 Invoicing and Settlement of Costs.

            (a) The Seller Parent shall invoice the Purchaser for all Service Charges for each calendar month or any portion thereof, as applicable, within thirty (30) days following the end of such calendar month, provided that any failure by the Seller Parent to provide an invoice within such time period shall not relieve the Purchaser of its obligation to pay an invoice received after such date. The Purchaser shall only be required to pay the Seller Parent a pro rata portion of the monthly rate for any Service that does not begin on the first Business Day of the month, or for any Service that is terminated prior to the end of the last Business Day of the month in accordance with Schedule I attached hereto, plus the costs for any long-term commitments entered into by the Seller Parent Entities in contemplation of this Agreement. All invoices shall reflect in reasonable detail a description of the Service performed.

            (b) Subject to Section 3.2(d), the Purchaser shall pay within thirty (30) days following its receipt of any invoice from the Seller Parent pursuant to paragraph (a), by check or wire transfer of immediately available funds payable to the order of the Seller Parent and without set off, all amounts invoiced by the Seller Parent during the preceding calendar month. Interest will be payable on past due payments at a rate equal to one percent (1.0%) per month from the due date thereof, not to exceed the maximum rate permitted by Law.

            (c) Any transition, excise, sales, use or similar tax charged to, assessed on or incurred by the rendering of the services listed on Schedule I hereto shall be the responsibility of the Purchaser and shall be paid to the Seller Parent in addition to the Service Charges; provided, however, that each party shall be responsible for its own income taxes.

            (d) In the event of a dispute as to the propriety of the amount invoiced, the Purchaser shall pay all undisputed amounts, but shall be entitled to withhold payment of any amount in dispute and shall notify the Seller Parent within ten (10) Business Days from receipt of any disputed invoice of the disputed amount and the reasons each such charge is disputed by the Purchaser. The Seller Parent shall provide or cause to be provided to the Purchaser records relating to the disputed amount so as to enable the parties to resolve the dispute. The parties shall use reasonable efforts to resolve any such dispute promptly.

                                  ARTICLE IV.
                         INDEMNIFICATION AND EXCULPATION

      Section 4.1 Indemnification. The Purchaser and the Companies shall indemnify and hold harmless each Seller Parent Entity and their respective directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (each, a "Seller Parent Indemnified Person") from and against any claims, damages (excluding special incidental, or consequential damages unless such damages are awarded to a third party) losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees), net of any insurance coverage received by such Seller Parent Indemnified Person and excluding any expenses that have been recovered under Section 3.1 (collectively, "Losses"), suffered by Seller Parent Indemnified Person and arising out of or in connection with Services rendered or to be rendered by any Seller Parent Indemnified Person pursuant to this Agreement or the transactions contemplated hereby except to the extent that such Losses are the result of the bad faith, gross negligence or willful misconduct of any employee, officer or director of any Seller Parent Entity.

      Section 4.2 Disclaimer of Warranties. The Seller Parent disclaims all warranties, express or implied, including, but not limited to, the implied warranties of merchantability of fitness for a particular purpose, with respect to the Services. The Seller Parent makes no representations and warranties as to the quality, suitability or adequacy of the Services for any purpose or use.

      Section 4.3 Limitation of Liability. No Seller Parent Entity shall have any liability to the Purchaser, the Companies or any Person asserting claims on behalf of or in right of the Purchaser or the Companies in connection with, or as a result of, any actions or omissions of any Seller Parent Entity with respect to this Agreement or the subject matter hereof, including without limitation, the provision of Services (other than Losses attributable to the bad faith, gross negligence or willful misconduct of any employee, officer or director of the Seller Parent in connection with its obligations under this Agreement).

                                   ARTICLE V.
                              TERM AND TERMINATION

      Section 5.1 Term. Except as otherwise provided in this Article V or as otherwise agreed to by the parties in writing, this Agreement shall have an initial term of 6 months from the date hereof (the "Term"), or such shorter or longer period as may be provided in Schedule I attached hereto with respect to particular Services described therein.

      Section 5.2 Termination. Notwithstanding the Term of this Agreement:

            (a) except where indicated to the contrary in Schedule I, the Purchaser may at any time terminate this Agreement with respect to one or more of the Services, in whole or in part, upon giving at least thirty (30) days prior written notice to the Seller Parent; and

            (b) the Seller Parent may terminate this Agreement with respect to any one or more of the Services (x) by written notice to the Purchaser in the event that (i) the Purchaser shall have failed to perform, in all material respects, any of its material obligations under this Agreement relating to such

Service (including, without limitation, its obligation to pay for such Service in accordance with Article III), (ii) the Seller Parent has notified the Purchaser in writing of such failure and (iii) such failure shall have continued for a period of fifteen (15) days after receipt by the Purchaser of notice of such failure or (y) in accordance with Section 6.2.

      Section 5.3 Effect of Termination. Other than as required by Law, upon termination of any Service pursuant to Section 5.2, the Seller Parent will have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and the Purchaser will have no obligation to pay any fees relating to such Service or make any other payments hereunder; provided that notwithstanding such termination, (i) the Purchaser shall remain liable to the Seller Parent for fees owed and payable in respect of Services provided on or prior to the effective date of the termination and costs for any long-term commitments entered into by the Seller Parent Entities in contemplation of this Agreement and (ii) the provisions of Articles IV, V and VI shall survive any such termination. Notwithstanding anything herein to the contrary, the termination of this Agreement by the Seller Parent or the Purchaser with respect to one or more Services shall not affect the right or obligation of the Seller Parent or the Purchaser to continue to provide or receive the other Services.

                                  ARTICLE VI.
                                  MISCELLANEOUS

      Section 6.1 No Agency. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

      Section 6.2 Companies as Sole Beneficiaries. The Purchaser acknowledges that the Services shall be provided only with respect to the Companies as currently operated (or any successor thereto) or as mutually agreed in writing by the parties hereto. The Purchaser shall not request performance of any Service for the benefit of any entity other than the Companies. The Purchaser represents and agrees that the Purchaser will use the Services only in accordance with applicable Law. The Seller Parent reserves the right to take all actions, including termination of any particular Service, that the Seller Parent reasonably believes to be necessary to ensure compliance with applicable Law, and the Seller Parent will promptly notify the Purchaser at any time such termination of Services is contemplated, describing in sufficient detail the reasons for such contemplated termination.

      Section 6.3 Confidentiality.

            (a) Nondisclosure. Each of the Seller Parent and the Purchaser agrees that (i) it will use any Confidential Information solely in connection with the transaction contemplated hereby, (ii) it will not, and will cause each of their respective Subsidiaries not to, disclose to any third party or use any Confidential Information disclosed hereunder to such Person, except as expressly permitted in this Agreement or in the exercise of its rights hereunder, and
(iii) it will take reasonable measures to maintain the confidentiality of all Confidential Information of any other party in its or its Subsidiaries' possession or control, which will in no event be less than the measures it uses to maintain the confidentiality of its own information of similar type and importance.

            (b) Permitted Disclosure. Notwithstanding the foregoing, each of the Seller Parent and the Purchaser may disclose Confidential Information of any other party (i) to the extent required by a court of competent jurisdiction or other Governmental Body or otherwise as required by Law, provided that such party has given such other party prior notice of such requirement when legally permissible and to the extent reasonably possible to permit such other party to take such legal action to prevent the disclosure as it deems reasonable, appropriate or necessary, (ii) to employees, agents and representatives of any provider of Outsourced Services on a "need-to-know" basis under an obligation of confidentiality to the disclosing party to the extent necessary to provide or access and use, as applicable, the Services, or (iii) to its or any Subsidiaries' employees, agents, representatives, legal counsel, auditors, accountants and advisors; provided, however, that such persons shall be specifically informed of the confidential character of such Confidential Information and that by receiving such information they are agreeing to be bound by the terms of this Agreement relating to the confidential treatment of such Confidential Information. The disclosing party must notify the other party of any disclosure of Confidential Information made according to this subsection
(b)(i).

            (c) Ownership of Confidential Information. All Confidential Information disclosed hereunder shall be and shall remain the sole and exclusive property of the disclosing party.

      Section 6.4 Entire Agreement; Conflicts. This Agreement (including
Schedule I constituting a part of this Agreement) and any other writing signed by the parties that specifically references this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto and the Seller Parent Indemnified Persons any rights or remedies hereunder. In the event any provision contained in this Agreement conflicts with the provisions of the Purchase Agreement or any other transaction document related thereto, the provisions of this Agreement control.

      Section 6.5 Information. Subject to applicable Law and privileges, each party hereto covenants and agrees to provide the other party with all information regarding itself and the transactions under this Agreement that the other party reasonably believes is required to comply with all applicable Law, including, but not limited to, securities laws and regulations.

      Section 6.6 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by facsimile (with written confirmation of transmission) or (iii) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

                        If to the Seller Parent or the Seller, to:

                         International Wire Group, Inc.
                        12 Masonic Ave.
                             Camden, New York 13316
                             Facsimile: 315-245-3124
                            Attention: Rodney D. Kent

                        With a copy (which shall not constitute notice) to:

                           Weil, Gotshal & Manges LLP
                          200 Crescent Court, Suite 300
                        Dallas, Texas  75201
                             Facsimile: 214-746-7777
                            Attention: R. Scott Cohen

                            If to the Purchaser, to:

                        Draka Holding N.V.
                        Boorstratt 2, 1021 JZ Amsterdam
                        P.O. Box 246, 1000 AE Amsterdam
                        The Netherlands
                        Facsimile: (31)(20)568-9894
                        Attention:  Christian Raskin

                        With a copy (which shall not constitute notice) to:

                        Allen & Overy LLP
                        1221 Avenue of the Americas
                        21st Floor
                        New York, New York 10020
                        Facsimile:  212-610-6399
                        Attention:  A. Peter Harwich


      Section 6.7 Assignment. Subject to Section 2.2, this Agreement may not be assigned by operation of law or otherwise without the express written consent of the Seller Parent and the Purchaser (which consent may be granted or withheld in the sole discretion of the Seller Parent and the Purchaser, as applicable).

      Section 6.8 Governing Law. This Agreement, the rights and obligations of the parties under this Agreement, and any claim or controversy directly or indirectly based upon or arising out of this Agreement or the transactions contemplated by this Agreement (whether based upon contact, tort or any other theory), including all matters of construction, validity and performance, shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to any conflict of laws provision that would require the application of the Law of any other jurisdiction.

      Section 6.9 Jurisdiction; Consent to Service of Process.

            (a) The Seller Parent and the Purchaser hereby irrevocably submit to the competent personal jurisdiction of the United States District Court for the Southern District of New York sitting in New York County or the Commercial Division, Civil Branch of the Supreme Court of the State of New York sitting in New York County (and any appellate court from any thereof) over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusion of any other courts situated elsewhere, and the Seller Parent and the Purchaser hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in any such court. The Seller Parent and the Purchaser hereby irrevocably waive, to the fullest extent permitted by applicable Law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The Seller Parent and the Purchaser agree that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

            (b) The Seller Parent and the Purchaser hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the delivery of a copy thereof in accordance with the provisions of Section 6.6.

            (c) THE SELLER PARENT AND THE PURCHASER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF, RELATED TO OR IN CONNECTION WITH THIS AGREEMENT.

      Section 6.10 Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

      Section 6.11 Headings. The descriptive headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 6.12 Amendment. This Agreement may only be amended by a written agreement executed by both parties hereto.

      Section 6.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

      Section 6.14 Non-Recourse. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Seller Parent, the Seller, the Companies, the Purchaser or any of their respective Affiliates (other than the Seller Parent and the Purchaser) shall have any Liability for any Liabilities of the Seller Parent or the Purchaser under this Agreement of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

          [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

            IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

                                    DRAKA HOLDING N.V.



                                    By:
                                        --------------------------------
                                          Name:
                                          Title:



                                    INTERNATIONAL WIRE GROUP, INC.



                                    By:
                                        --------------------------------
                                          Name: Rodney D. Kent
                                          Title: Chief Executive Officer

                                   EXHIBIT D
                                   ---------

                                IRREVOCABLE PROXY
                                -----------------
See attached.

                                IRREVOCABLE PROXY

         WIRE TECHNOLOGIES, INC. ("WTI"), a corporation duly organized and existing under the laws of the State of Indiana, USA, with office address at c/o International Wire Group, Inc., 12 Masonic Ave., Camden, New York 13316 USA, being the owner of an aggregate of 196,844,000 shares of common stock, P1 par value per share, and 3,156,000 shares of preferred stock, P18 par value per share (the preferred shares, together with the common shares, the "Shares") of the capital stock of IWG-Philippines, Incorporated, a corporation duly organized and existing under the laws of the Philippines (the "Corporation") hereby irrevocably constitutes and appoints DRAKA HOLDING N.V., a public limited company duly organized and existing under the laws of The Netherlands, with principal office address at [ ] ("DRAKA"), as its proxy, effective on July 3, 2006, until the transfer of the registration of the Shares from its name to DRAKA or its assignees or successors-in-interest in the books of the Corporation, for it and in its name, place and stead, with full power of substitution, to vote the shares in the Corporation, at any and all meetings, regular or special, of the stockholders of the Corporation, or any adjournments thereof, which may be held during said period, and to issue waivers of notice or other requirements relating to such meetings, giving and granting to the said proxy all the powers it possesses if personally present.

         WTI hereby acknowledges that this Proxy is coupled with an interest and shall, accordingly, be irrevocable during its term and shall be in no way limited, suspended or revoked by the presence of a representative of WTI, at any and all meetings, regular or special, of the stockholders of the Corporation.

         By its conformity below, DRAKA confirms that it shall hold WTI free and harmless from any claims, demand, loss or damage of whatever nature by reason of the corporate acts executed pursuant to this proxy.

         In witness whereof, this Irrevocable Proxy is executed this ____ day of __________, 2006 at _____________________________.


                ** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

                                                     WIRE TECHNOLOGIES, INC.
                                       By:

                                                           RODNEY KENT
                                                      Chief Executive Officer

Accepted by:

DRAKA HOLDING N. V.
By:

-------------------------------

-------------------------------



                            Signed in the presence of

-------------------------------                  -------------------------------


                                 ACKNOWLEDGMENT

State of New York )
County of New York         )S.S.

         On _________________, 2006, before me, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity as _______________, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.



                                                          ----------------------
My Commission expires:                                        Notary Public

                                   EXHIBIT E
                                   ---------

                      DEED OF ASSIGNMENT OF SHARES OF STOCK
                      -------------------------------------
See attached.

                      DEED OF ASSIGNMENT OF SHARES OF STOCK


         This Deed of Assignment of Shares of Stock is made and executed this ___ day of ____________, 2006 by and between Wire Technologies, Inc., a corporation existing under the laws of the State of Indiana, USA (the "Seller") and Draka Holding N.V., a public limited company existing under the laws of The Netherlands (the "Purchaser").


         WHEREAS, the Seller is the beneficial owner, in its own name and in the names of nominee directors, of an aggregate of 196,844,000 shares of common stock, P1 par value per share, and 3,156,000 shares of preferred stock, P18 par value per share (the preferred shares, together with the common shares, the "Shares") of IWG-Philippines, Incorporated, a corporation organized under the laws of the Philippines (the "Company"), which constitute all of the issued and outstanding shares of capital stock of the Company;

         WHEREAS, the Seller is willing to sell, transfer and convey to the Purchaser all of the Seller's right, title and interest in and to all of the Shares;

         WHEREAS, the Purchaser is willing to buy the Shares;

         NOW, THEREFORE, the parties agree as follows:

         For and in consideration of the sum of United States Dollars: Thirty Million (US$30,000,000.00), the receipt and sufficiency of which is hereby acknowledged by the Seller, the Seller hereby unconditionally and irrevocably sells, transfers and conveys unto the Purchaser all of its right, title and interest in and to the Shares.

         This Deed of Assignment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one and the same instrument.

                ** REMAINDER OF PAGE INTENTIONALLY LEFT BLANK **

         IN WITNESS WHEREOF, the parties hereto have executed this Deed of Assignment of Shares of Stock at ________________________ on the date first above mentioned.



WIRE TECHNOLOGIES, INC.                              DRAKA HOLDING N. V.

By:                                                  By:


----------------------------                        ----------------------------
Rodney Kent
Chief Executive Officer



Signed in the presence:


----------------------------                        ----------------------------



                                 ACKNOWLEDGMENT
State of New York )
County of New York         )S.S.

         On _________________, 2006, before me, personally appeared ___________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity as _______________, and that by his/her signature on the instrument the person or the entity upon behalf of which the person acted, executed the instrument.

         WITNESS my hand and official seal.



                                                    ----------------------------
My Commission expires:                                      Notary Public









                                      E-2